Exhibit 10.5.1

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

ESSENTIAL PROVISIONS

LESSOR:	AYALA LAND, INC.

LESSEE:	PEOPLESUPPORT (PHILIPPINES), INC.

TERM OF LEASE:	Ten (10) years, from August 1, 2005 to July 31, 2015

LEASED PREMISES:	Office Unit – leaseable area of approximately 15,042.50 square meters
Parking Slot/s – 146 parking slots

The Leased Premises shall include the total floor space of the ground floor lobby (approximately 254.92 square meters) and the storage space at the second floor of the Building (with an area of approximately 168.91 square meters) only while and for so long as the LESSEE shall continue to lease the Office Unit at the ground floor.

LOCATION:	Office Unit – Ground, third, fourth and fifth floors
Parking Slot/s – Second floor

USE:	Office Unit – Office
Parking Slot/s – Parking

LESSEE’S OBLIGATIONS:

MONTHLY RENT:	Office Unit — PHP * * * per month per square meter of leaseable area for the ground floor and PHP * * * per month per square meter of leaseable area for the third, fourth, and fifth floors.

Parking Slots – PHP * * * per month per slot.

The above monthly lease rates for the Office Unit and Parking Slots shall be applicable for the first year of the lease and shall be subject to the agreed rate of increase for the succeeding years.

For the first five (5) years of the lease term, the rent shall be payable on a monthly basis, on or before the 5th working day of the calendar month to which the rent corresponds, without necessity of demand, at the Building Administration office. Thereafter, commencing on the sixth (6th) year of the lease term, the rent shall be payable on a quarterly basis; the amount corresponding to the rent for the first two (2) months of the particular calendar quarter shall be due on or before the 5th working day of the calendar quarter to which the rent corresponds, and the rent for the third (3rd) month of that particular quarter shall be due on or before the fifth (5th) working day of the second month of that quarter, without necessity of demand, also at the Building Administration office.

SECURITY DEPOSIT:	PHP * * * for the Office Unit and PHP * * * for the Parking Slots, which shall at all times be maintained at such amounts; such amounts shall remain fixed and shall not be subject to escalation for the duration of the term of lease; payable on or before the due date specified in the applicable statement of account (Art. 4.5)

*Confidential material redacted and filed separately with the Commission.

ADVANCE RENTAL: PHP * * * for the Office Unit and PHP * * * for the Parking Slots, which shall at all times be maintained at an amount equivalent to three (3) months’ rent, to be applied against rent due for the last three (3) months of the lease; subject to adjustment if rent increases; payable on or before the due date specified in the applicable statement of account (Art. 4.6)

COMMON AREA CHARGES: PHP * * * per month per square meter of leaseable area, to be due and payable immediately upon effectivity of this lease on or before the date specified in the applicable statement of account (Art. 5.3)

PUBLIC UTILITIES AND SERVICES: Shall begin to accrue upon turnover of the Leased Premises and shall be due and payable on or before the date specified in the applicable statement of account (Art. 6)

o       AIRCON: PHP * * * per month per square meter of leaseable area

o       WATER: Based on actual consumption (meter reading)

o       ELECTRICITY: Based on actual consumption (meter reading)

o       PEST CONTROL: Reimbursement for the cost of providing additional pest control services for the Leased Premises. It is expressly understood that charges for basic pest control services shall be included in the Common Area Charges.

o       OTHER UTILITIES: Based on actual consumption on charges for telephone, facsimile, telecom, emergency power and other public services or utilities consumed or supplied in the Leased Premises

INTEREST/PENALTY: All past due accounts are subject to an interest of * * * per month and a penalty of * * * per month, to be computed daily and compounded monthly (Art. 8)

*Confidential material redacted and filed separately with the Commission.

CONTRACT OF LEASE

     This Contract of Lease, made and entered into this 14th day of January 2005 at the City of Makati, Philippines, by and between:

AYALA LAND, INC., a corporation duly organized and existing under and by virtue of the laws of the Philippines, with principal place of business and office at Tower One, Ayala Triangle, Ayala Avenue, City of Makati, represented herein by its duly authorized Attorneys-in-Fact, JAIME I. AYALA and MA. VICTORIA E. ANONUEVO, by virtue of the powers conferred upon them (hereinafter referred to as the “LESSOR”)

- A N D -

PEOPLESUPPORT (PHILIPPINES), INC., a corporation duly organized and existing under and by virtue of the laws of the Philippines, with principal place of business and office at 12th to 14th Floors, Philamlife Tower, 8767 Paseo de Roxas, City of Makati, represented herein by its President, RAINERIO M. BORJA, by virtue of the powers conferred upon him (hereinafter referred to as the “LESSEE”)

WITNESSETH THAT:

     For and in consideration of the payment of rents and other sums due hereunder, and the faithful compliance with all the conditions and covenants hereinafter contained, the LESSOR hereby leases, lets, and demises unto the LESSEE, and the latter does hereby accept under lease, floor space and a specific number of parking slots respectively, constituting the Leased Premises, as shown in the attached sketch plans marked as Annex A, which are made an integral part of this Contract.

     This lease is granted by the LESSOR and accepted by the LESSEE subject to the following terms, covenants, conditions and restrictions.

ARTICLE 1 — DEFINITIONS AND INTERPRETATION

     1.1 DEFINITIONS — As used herein, the following terms shall have the following respective meanings:

     “Association” shall refer to the association specified in Annex B, a non-stock, non-profit corporation, organized for the purpose, among others, of promoting and advancing the general welfare, prosperity of the owners, lessees and occupants of the buildings located at the Makati Business District.

     “Building” shall refer to the building identified in Annex B where the Leased Premises are located.

     “Building Parking Area” shall refer to the parking area located within the Building and its lot property boundaries and designated for the use of the lessees of the Building subject to the terms and conditions of this Contract entered into by the LESSEE for the use of the Leased Premises located therein.

     “Common Areas” shall refer to all areas and facilities located or installed within or affixed to the Building, which are installed and provided by the LESSOR at its own expense and designated by the LESSOR for the general use and convenience of all, some or one of the lessees in the Building, their respective clients, employees, customers and guests.

     “Force Majeure” shall mean an act, event or cause, which is unexpected or unforeseen, or if foreseen, must be impossible to avoid, or which is beyond the reasonable control of the LESSOR or the LESSEE. This term includes rebellion, insurrection, labor unrest, lockout, work stoppage, strikes on a citywide or nationwide scale, flood, typhoon, earthquake, robbery, theft, arson, bomb threats, terrorism, or any other crime.

     “Leased Premises” shall refer to the area specifically described in Annex B.

     1.2 INTERPRETATION — The following rules shall be observed and applied in this Contract, except when the context clearly indicates otherwise.

     a) The masculine gender includes the feminine and neuter, and vice versa.

     b) The singular number includes the plural, the plural singular.

     1.3 HEADINGS — The headings or titles of each Article or sub-article herein are used for convenience only, and do not in any way control, limit or qualify the actual text or meaning of each Article or sub-article.

ARTICLE 2 — LEASE TERM AND DELIVERY
OF LEASED PREMISES

     2.1 TERM – This lease shall be for a term specified in Annex B. Subject to the following paragraph, unless otherwise renewed under the conditions established thereunder, this lease shall not be deemed extended beyond the date specified herein for its termination for any reason whatsoever. There shall be no tacit renewal of this Contract, notwithstanding the continuation of the LESSEE in the possession of the Leased Premises for any length of time after expiration of the term of this lease.

     This lease may be renewed for a period specified in Annex B, upon the written agreement of the LESSOR and the LESSEE and under the same terms and conditions; provided that, the LESSEE shall have faithfully complied with all the terms of this Contract.

The renewal of the lease shall be subject to additional terms and conditions specified in Annex B.

     2.2 DELIVERY OF LEASED PREMISES — The LESSOR shall deliver to the LESSEE physical possession of the Leased Premises on or before the date specified in Annex B for the delivery of the Leased Premises to the LESSEE. The LESSOR shall notify the LESSEE in writing of the scheduled date of delivery through a letter. The LESSOR shall deliver the Leased Premises in good condition to the LESSEE on the effectivity date of the lease term as specified in Annex B. The delivery of the Leased Premises shall be subject to additional terms and conditions specified in Annex B.

     The LESSOR reserves the right to rescind this Contract when the LESSEE fails to accept the Leased Premises within thirty (30) days from the scheduled date of delivery by the LESSOR as specified in the letter.

     If the LESSOR is unable to transfer physical possession of the Leased Premises to the LESSEE on or before the date specified in Annex B for the delivery of Leased Premises due to any reason beyond the control of LESSOR, the LESSOR shall not be subject to any liability for the failure to deliver the Leased Premises to the LESSEE on the date specified therefor in Annex B. Neither shall such failure affect the validity of this lease or the obligations of the LESSEE thereunder; provided that, the effectivity date of the lease term and the Rental Commencement Date shall be deferred to a date to be agreed upon by the LESSOR and the LESSEE.

ARTICLE 3 — EXTENT AND USE OF THE LEASED PREMISES

     3.1 USE — The Office Unit shall be used exclusively as an office while the Parking Slots shall be used exclusively as parking slots for use by the LESSEE and its employees. For purpose hereof, the use of the Leased Premises as an office shall mean its use for the administration and management of a business or for the conduct of a profession. Additional conditions for the use of the parking slots are enumerated in Annex B.

     The LESSEE shall not divert the Leased Premises to other uses, without the prior written consent of the LESSOR, it being expressly agreed that if, at any time during the term of this lease and without the previous written consent of the LESSOR, the said premises are used for purposes other than what has been agreed upon, the LESSOR shall have the option to (a) cancel this Contract in accordance with Article 14 hereof and the LESSOR shall and thereupon become entitled to exercise all the rights provided thereunder; (b) increase the rent; or (c) compel the LESSEE to stop the unauthorized activities.

     3.2 CONDUCT OF BUSINESS — The LESSEE shall at all times, during the term of this lease, conduct its business in a reputable manner in accordance with the urban design quality of the Building. All the government permits or licenses which are necessary or appropriate for the conduct of business by the LESSEE in the Leased Premises shall be obtained by the LESSEE and shall be maintained by the LESSEE for the duration of the lease term or renewal thereof, and all costs and expenses to be incurred in connection with these permits or licenses shall be for the account of the LESSEE.

     3.3 COMMON USE — The lease of the Leased Premises from the LESSOR shall include the use, in common with the LESSEE and other lessees of the Building, of the Common Areas of the Building as far as the same are necessary for the use or enjoyment of the Leased Premises and subject to the right of the LESSOR to restrict such use in any way.

     3.4 EXCLUSIVE RIGHTS OF LESSOR — The grant of this lease shall, however, not prejudice or adversely affect the following exclusive and absolute rights of the LESSOR to the extent specified below:

     (a) to provide for the free and uninterrupted passage and running of water, drainage, electricity, telecommunications or other public utilities or services through the installation of conduits, pipes, wires, cables or ducts as are now or may be hereafter be installed in, on or under the Leased Premises, serving or capable of serving the Building or any adjoining property, and to enter the Leased Premises to inspect, repair or maintain such conduits, pipes, wires, cables or ducts after prior notice to the LESSEE except in cases of emergency. Any such activity shall be effected in a manner as to cause the least inconvenience to the LESSEE, its employees and/or guests.

     (b) to erect, alter or consent to the erection or alteration of any building located or to be located on any adjoining or neighboring property, notwithstanding that such erection or alteration may diminish the access of light, view or air enjoyed by the Leased Premises, or to deal with such neighboring or adjoining property as the LESSOR shall see fit;

     (c) to enjoy subjacent and lateral support from the Leased Premises for the remainder of the Building;

     (d) to undertake the improvement of the Building or any development work in an adjoining lot, within the vicinity of the Building in such a manner as to cause the least inconvenience to the LESSEE, its employees, guests, customers and clients, and for this purpose, the LESSEE shall not hold the LESSOR liable for any resulting disturbance or discomfort arising out of such development work or improvement.

     3.5 EXTENT OF LEASED PREMISES — This lease does not extend to the outside portions of the Building corresponding to or opposite the Leased Premises. The Common Areas within the Building are likewise not part of the Leased Premises, and no other property of the LESSEE shall be placed therein or thereon. The LESSOR shall have the right to cause the removal of the property belonging to the LESSEE found on or within the corridors, hallways or other Common Areas of the Building and charge the cost of removal, handling and storage (if necessary) to the LESSEE.

     3.6 NO GOODWILL — The grant to the LESSEE of the physical possession, use and enjoyment of the Leased Premises confers no goodwill or patronage rights over the Leased Premises to the LESSEE, it being recognized that such rights exclusively belong to the LESSOR as owner of the Leased Premises. Neither shall the LESSEE have any right to sell or dispose of said goodwill or patronage rights to any person.

ARTICLE 4 — RENT AND OTHER PAYMENTS

     4.1 COMMENCEMENT OF RENTAL PAYMENT — The commencement of the obligation of the LESSEE to pay rent and the determination of the amount of rent due from the LESSEE, excluding the Value Added Tax (VAT), shall be governed by the provisions of Annex B.

     4.2 TAXES — Other than the LESSOR’s income taxes or taxes required to be withheld from the rentals due to the LESSOR but which shall be credited against the LESSOR’s income taxes, all taxes to be due by reason of the receipt of rentals by the LESSOR, including the VAT (if any), and all other amounts which the LESSEE is required to pay the LESSOR as provided thereunder, as well as other taxes accruing by reason of the execution of this Contract shall be for the account of the LESSEE.

     Documentary stamp taxes due on this Contract of Lease shall be borne equally by the LESSOR and the LESSEE to be shared on a 50-50 basis. The LESSEE shall remit its payment for its 50% share of the documentary stamp taxes to the LESSOR upon the execution of this Contract.

     4.3 MANNER OF PAYMENT — The rent shall be liquidated and paid on a monthly basis for the first five (5) years of the lease term, payable on or before the fifth (5th) working day of the calendar month to which such rent corresponds at the Building Administration office or at such other place as the LESSOR may by notice in writing to the LESSEE from time to time direct, without necessity of demand or the performance by a collector of collection services. Commencing on the sixth (6th) year of the lease term, the rent shall be liquidated and paid on a quarterly basis; the amount corresponding to the monthly rent for the first two (2) months of the calendar quarter shall be paid on or before the fifth (5th) working day of the calendar quarter to which such rent corresponds, and the amount corresponding to the monthly rent for the third (3rd) month of that quarter shall be paid on or before the fifth (5th) working day of the second month of that quarter, without necessity of demand or the performance by a collector of collection services. Payment of rentals shall be made either in cash or in check made payable in the name of the Ayala Land, Inc. The receipt of a check in payment of the rentals due thereunder shall not produce the effect of payment until the amount thereof is actually received.

     Payment of rentals shall be made net of the required withholding tax on rentals, which is currently subject to a five percent (5%) withholding tax as provided under the Expanded Withholding Tax (EWT) System under Revenue Regulation No. 2-98, as amended. In the event that there shall be a new law imposing a higher or lower rate of withholding tax, the same shall be applied to the rental payment. The LESSEE shall furnish the LESSOR with a statement of the tax withheld and the number and date of revenue tax receipts issued. The LESSEE shall remit the taxes withheld directly to the Bureau of Internal Revenue and shall indicate in the creditable withholding tax return to be filed with the latter that the taxes being withheld are to be credited to the LESSOR. Proof of such remittance shall be submitted to the LESSOR within three (3) business days from such remittance. It shall be understood, however, that the LESSOR shall have the right at any time during the lease term or renewal thereof to designate a different manner of payment of the rentals due thereunder, including designating another party to whom the payment of such withholding taxes shall be credited, to the extent permitted by applicable law and the regulations of the Bureau of Internal Revenue.

     4.4 CONSTRUCTION BOND – Within seven (7) days prior to any construction, fit-out or renovation within the Leased Premises or any portion thereof, the LESSEE shall cause its contractor to submit a cash construction bond equivalent to one (1) month’s rent in effect at the time construction is to be undertaken by the LESSEE, in an amount specified in Annex B, to answer and stand as security for the repair or reconstruction of any damage caused to the property of the LESSOR or of any tenant or occupant in the Building arising out of or in connection with the fault or negligence of the LESSEE, its contractors, suppliers or workers undertaking such construction or renovation or the failure of the LESSEE to comply with the Construction Guidelines and House Rules, and all other requirements prescribed by the LESSOR for the performance of such construction or renovation work. The construction bond shall be returned to the LESSEE without interest after the completion of construction or renovation work, less any construction-related charges due to the LESSOR, subject to the LESSEE’s compliance with all the conditions specified for the return of the bond under the Construction Guidelines and House Rules.

     The construction bond shall be subject to the additional terms and conditions specified in Annex B.

     4.5 SECURITY DEPOSIT — On or before the due date specified in the applicable statement of account to be sent by the LESSOR, the LESSEE shall provide the LESSOR with a security deposit in cash in an amount specified in Annex B to answer and stand as security for the proper and due performance of all the LESSEE’s obligations under this Contract. The existence of such security, however, does not and should not excuse the LESSEE’s non-payment of rent on a quarterly basis, or of any other sum required to be paid thereunder on or before the due date specified therefor. The security deposit shall be subject to the additional terms and conditions specified in Annex B.

     The security deposit shall be returned to the LESSEE, without interest, within two (2) months from the date the LESSEE has completely and satisfactorily vacated and delivered the Leased Premises to the LESSOR, less whatever amounts the LESSEE may owe the LESSOR or which the LESSOR may apply against the security deposit as provided thereunder, including the pre-termination penalty as provided under Annex B hereof. In the event that any amount is applied against or deducted from the security deposit, the LESSOR shall provide a detailed account of all such deductions. The LESSEE shall have the option of appointing, at its own cost, an independent assessor to review all non-utility related deductions. It shall be understood, however, that the application of the security deposit against any unpaid obligations of the LESSEE including any damage caused by the LESSEE to the Leased Premises during the moving-out period, shall be effected only upon the termination of the lease. The LESSOR shall, notwithstanding the delivery of the Leased Premises to the LESSOR by the LESSEE, have the right to withhold any portion of the security deposit until the LESSOR shall have received statements of account from utility companies supplying telephone, water, electric power or public utility services to the Leased Premises, covering the period ending on the date the LESSEE shall have completely vacated and delivered the Leased Premises to the LESSOR. The amount withheld shall answer for the payment of such statements of account and the balance thereof remaining with the LESSOR after such payment shall be returned to the LESSEE without interest. Likewise, should the LESSEE have any other obligation which remains due and unpaid under any other contract with the LESSOR, the LESSOR shall have the right to apply the amount of these unpaid obligations against the security deposit in settlement thereto upon the termination of the lease.

     4.6 ADVANCE RENTAL — On or before the due date specified in the applicable statement of account, the LESSEE shall pay to the LESSOR an amount equivalent to the current rent for three (3) months. It shall at all times be maintained at an amount equivalent to three (3) months’ rent at the prevailing rate, and shall be increased correspondingly as the rental rate increases. This payment shall be applied against the rent due for the last three (3) months of the lease.

     The advance rental shall be subject to the additional terms and conditions specified in Annex B.

ARTICLE 5 — COMMON AREAS AND PARKING

     5.1 USE OF COMMON AREAS — The LESSEE shall have the right to use the Common Areas of the Building in common with all the other lessees of the Building, subject to any rights, powers and privileges reserved to the LESSOR. It is hereby understood that the LESSEE’s privilege to use the Common Areas of the Building is not exclusive, and is not made an integral part of this lease. Consequently, the use by the LESSEE of such areas may be restricted or regulated pursuant to this Article.

     5.2 OPERATION OF COMMON AREAS — During the term of this lease, the LESSOR shall operate, manage, and maintain the Common Areas of the Building, or appoint any firm or person to operate, manage and maintain the Common Areas. The use of the Common Areas shall be subject to reasonable regulations and charges which may be imposed from time to time by the LESSOR.

     5.3 COMMON AREA CHARGES — Commencing upon the effectivity of this lease and in addition to the payment of rental and other amounts due thereunder, the LESSEE shall pay to the LESSOR on or before the due date specified in the applicable statement of account, the LESSEE’s monthly share in all costs and expenses incurred or to be incurred in the repair and maintenance of Common Areas at a monthly rate per square meter of the leaseable area occupied by the Leased Premises, as specified in Annex B. Common Area expenses shall include expenses and other costs incurred in the maintenance and repair of Common Areas in the Building, such as but not limited to, expenses for the ground maintenance, drainage, electrical facilities, landscape maintenance, janitorial services, pest control services, security services, water, air-conditioning and electrical charges.

     The rate or amount of Common Area Charges as specified in Annex B shall be increased annually at the rate of * * * per annum over the current monthly rate of the Common Area Charges.

     5.4 BUILDING PARKING AREAS — A specific number of parking slots in the Building Parking Area shall be designated for the exclusive use and benefit of the LESSEE and its employees, guests and other users as may be authorized by the LESSEE subject to the

*Confidential material redacted and filed separately with the Commission.

additional conditions specified in Annex B for the use of such parking slots and subject further, to the rules and regulations which the LESSOR may cause to be promulgated or imposed from time to time.

ARTICLE 6 — PUBLIC UTILITIES AND SERVICES

     6.1 AIR-CONDITIONING — Commencing upon the effectivity of this lease and in addition to the payment of rental and other amounts due thereunder, the LESSEE shall pay to the LESSOR the cost of providing air-conditioning for the Leased Premises at a monthly rate per square meter of the leaseable area occupied by the Leased Premises, as provided in Annex B. For this purpose, the LESSOR shall contract with an independent and reputable company for the maintenance of the air-conditioning system of the Building and shall bear the cost of such repairs and maintenance work except those within the Leased Premises. However, it is expressly understood that the LESSOR shall not under any circumstance be held liable for any breakdown, failure or non-performance of the air-conditioning units except when such breakdown, failure or non-performance is attributable to the fault or negligence of the LESSOR, its employees, agents or guests. In the event that the maintenance and/or operating expenses of the air-conditioning system increase, the amount to be paid by the LESSEE as hereinabove mentioned shall be increased proportionately, except in cases where the increase is due solely to the LESSOR’s fault or negligence in which case the LESSOR shall bear the increase in costs and expenses. In the event that the increase in the maintenance and/or operating expenses is due to causes attributable to both the LESSOR and the LESSEE, the LESSOR and the LESSEE shall both be liable for the increase in costs and expenses pro-rata in proportion to their respective participations or responsibilities in the event causing the increase as agreed by the parties or as determined by an independent third party designated by and mutually acceptable to both parties.

     The maintenance and repairs of the variable air volume units, ductworks, aircon booths, and other related equipment which will be installed by the LESSEE in the Leased Premises for purposes of air-conditioning shall be for the account of the LESSEE.

     The Leased Premises shall be supplied with air-conditioning 24 hours a day, seven days a week.

     The rate or the amount specified in Annex B shall be correspondingly increased periodically by either (a) an increase in utility/service charges imposed by the Manila Electric Company (“Meralco”) or any successor company or service agency responsible for providing or supplying the utility or service to the Leased Premises, or (b) annually at the rate of * * * per annum over the current monthly rate of Air-conditioning charges, whichever amount is higher. In the event, however, that the increase in utility/service charges as imposed by the utility company or service agency is higher than the prevailing Air-conditioning charges as increased pursuant to this paragraph, then such increase shall be effective and demandable on or during the month in which the increase in the charges shall have been implemented by the utility company or service agency.

     The supply of air-conditioning shall be subject to the additional terms and conditions as specified in Annex B.

*Confidential material redacted and filed separately with the Commission.

     6.2 WATER — The LESSEE shall pay for the cost of water consumption in the Leased Premises and in the comfort rooms in the Building located on the ground, third, fourth and fifth floors which are designated for the exclusive use of the LESSEE, its clients, guests, customers or employees at the same rate charged by the Manila Water Company (MWC) to its concessionaires (as may be adjusted from time to time). The rate shall be applied on the basis of the volume of water consumption of the Leased Premises and restrooms located on the ground, third, fourth and fifth floors as evidenced by the water meter/s assigned thereto. Billings for water consumption shall be sent to the LESSEE on a monthly basis.

     6.3 ELECTRICITY — The LESSEE shall pay and discharge all charges for supplying electrical power to the Leased Premises at the same rates charged by Meralco to its concessionaires (as may be adjusted from time to time) based on the number of kilowatts consumed by the Leased Premises as evidenced by the sub-meter separately provided by the LESSEE for electric consumption within the Leased Premises. Billings for electric consumption shall be sent to the LESSEE on a monthly basis.

     6.4 PEST CONTROL — The LESSEE shall reimburse the LESSOR for the actual out-of-pocket cost of providing additional pest control services for the Leased Premises when such services may be warranted in the LESSOR’s opinion; provided, that, the need for such additional pest control services is not attributable to the acts or omissions of persons other than the LESSEE, its employees, agents, representatives, customers, clients, and guests.

     The LESSOR shall provide basic pest control services for the Building, the costs of which shall form part of the Common Area Charges.

     6.5 GENERATORS — The LESSEE shall pay and discharge all charges for supplying emergency power to the Leased Premises at a rate to be determined by the LESSOR. Such rate may be adjusted as and when the cost of diesel fuel increases. Billings for emergency power consumption shall be sent to the LESSEE on a monthly basis.

     Additional terms and conditions governing generators are specified in Annex B.

     6.6 OTHER PUBLIC UTILITIES — The LESSEE shall pay and discharge all deposits and charges for telephone, facsimile, telecommunications and other public services or utilities consumed or supplied to the Leased Premises; provided that with respect to the public utilities and services covered by Articles 6.1, 6.2, 6.3, 6.4 or 6.5, the liability of the LESSEE with respect to the supply and consumption of these services shall be respectively governed by such Articles.

     6.7 MANNER OF PAYMENT — Reimbursement of the aforementioned utilities and/or services under this Article during any given month, shall be payable to the LESSOR on or before the due date specified in the applicable statement of account, which date shall be fourteen (14) days from the receipt by the LESSEE of the statement of account.

     6.8 DISCONNECTION OF UTILITIES — In the event that the LESSEE fails to pay for the charges or fees incurred in connection with the supply, consumption and use of air-conditioning, water, electricity, telephone and other public services and utilities to the Leased Premises for a period of two (2) consecutive months, the LESSOR shall have the right to disconnect or discontinue the supply thereof for such period as it shall determine; provided, that, before the LESSOR exercises its right to disconnect or discontinue the supply of the public services or utilities, the LESSOR shall provide the LESSEE with at least ten (10) days prior written notice of its intent to disconnect or discontinue the public services or utilities. This right shall be in addition to its other rights provided for in Article 14.2.

     6.9 TELEPHONE - The LESSOR shall provide telephone entrance cables to the Leased Premises to meet the LESSEE’s requirements for standard telephone lines. However, it shall be the LESSEE’s responsibility to arrange with the appropriate telecommunications company for the installation of the LESSEE’s telephone requirements. The LESSEE shall bear the cost of installing such telephone facilities and other materials used in connecting the LESSEE’s telephone(s) to the in-house telephone lines of the LESSOR.

     6.10 ADDITIONAL INSTALLATIONS — The LESSEE may, if it so desires, request the LESSOR for the installation at the Leased Premises and at the LESSEE’s expense of additional comfort rooms or other public utility fixtures or facilities, including but not limited to, electric, water, telephone fixtures or facilities. The LESSOR may choose to deny or approve such request at its discretion or subject its approval of the same to such conditions as the LESSOR may impose. All permits which may be required for the installation and operation of these additional fixtures and facilities when so approved by the LESSOR, shall be obtained and maintained by the LESSEE at its expense. The LESSEE shall also be responsible for the payment of all charges, costs, expenses, dues, assessments, levies or taxes which may be imposed in connection with the installation, operation, repair or maintenance of such additional fixtures and facilities. The LESSEE shall comply with all the rules, regulations and requirements imposed by the appropriate government agencies or public utility companies in connection therewith.

     For the purpose of obtaining the prior approval of the LESSOR for the installation of additional public utility or public service facilities in the Leased Premises, the LESSEE shall submit to the LESSOR the necessary plans and specifications for the installation of the said facilities or fixtures. Such installation should be made by a licensed electrician or technician approved or employed by the LESSOR, in such a way as to cause no injury to the Leased Premises or the Building. The LESSOR reserves the right to require the LESSEE to use the LESSOR’s building contractor for any renovation of the Leased Premises when in the LESSOR’s best judgment, the proposed renovation may adversely affect any of warranties or guarantees given by any of the contractors of the Building. Any resulting additional electrical load of current and structural load must be within the maximum capacity of the electrical current supplied to the Leased Premises.

     6.11 JANITORIAL SERVICES — The LESSOR shall cause janitorial services to be provided for the Common Areas on a staggered basis from Monday through Sunday.

     6.12 SECURITY GUARD SERVICES — The LESSOR shall cause security guard services to be provided for the Building on a 24-hour basis, seven (7) days a week. The number, schedule, and scope of services to be provided by security guards shall be subject to the discretion of the LESSOR, it being understood that the LESSOR shall not be accountable or liable for any loss, injury or damage that may be suffered in the Leased Premises by reason of theft, robbery, arson or any other crime, unless the same shall be due to the fault or negligence of the LESSOR or its employees. However, should the LESSEE require additional security guards for any reason whatsoever, the LESSEE shall be liable to pay for any additional cost the LESSOR may incur in hiring the additional security guards.

     Additional terms and conditions governing the security guard services are specified in Annex B.

     6.13 ELEVATORS — A sufficient number of elevators shall be maintained in the Building for the use and automatic operation of the lessees of the Building and their respective employees, agents, guests and clients.

     6.14 NO RESPONSIBILITY — The LESSOR assumes no responsibility for the inadequacy, quality or interruption in the utilities or services consumed or supplied in or to the Leased Premises under this Article 6.

ARTICLE 7 — MEMBERSHIP IN THE ASSOCIATION

     The LESSOR hereby represents that it is a member of the Association. Upon effectivity of this lease, the LESSEE shall therefore assume a proportionate share in the association dues billed to the LESSOR, including but not limited to payment of all dues, assessments, interests, penalties and other amounts imposed by the Association; and the LESSEE shall comply with all existing rules and regulations promulgated by the Association as well as other competent authorities. The proportionate share of the LESSEE in the association dues and expenses billed to the LESSOR is already part of and imputed in the Common Area Charges billed to the LESSEE.

ARTICLE 8 — INTEREST, PENALTY AND
APPLICATION OF PAYMENTS

     The LESSEE shall pay the LESSOR interest on any amount due thereunder which remains unpaid on the date on which such payment falls due as provided thereunder, at the rate specified in Annex B or at the maximum prevailing interest rate allowed by law, if said maximum prevailing rate is higher than the prescribed interest rate per month. Interest shall be computed from the day after the date payment falls due until payment of the outstanding account is effected in full.

     In addition, all unpaid amounts excluding interest shall be subject to a penalty equivalent to the rate specified in Annex B based on the total amount remaining unpaid. Penalty charges shall be computed from the day after the date payment falls due until payment of the outstanding account is effected in full.

     Interest and penalty charges shall be computed daily and compounded monthly and shall apply to any and all amounts which remain unpaid on the due date thereof, including, but not limited to unpaid rent, VAT, EWT, security deposit, advance rental, Common Area charges, Air-conditioning charges, Water charges, utility charges or association dues.

     The payment of interest and penalty charges as provided thereunder shall not be a substitute for and shall be in addition to, the payment of the amount otherwise due thereunder,

and shall not prejudice the exercise by the LESSOR of any other right or remedy granted to it under this Contract.

     Any payment received by the LESSOR shall be applied against the statement of account or billing with the earliest date. In the event that the payment of interest, penalty, rent or other charges is covered by one statement of account, then the payment received by the LESSOR shall be applied in the payment of obligations stated therein in the following order of priority: (i) first, against the interest and penalty due, (ii) and finally, against unpaid rent, VAT, EWT, security deposit, advance rental, Common Area charges, Air-conditioning charges, Water charges, utility charges or association dues. Should the payment received be insufficient to completely settle any outstanding obligation, whether covered in one statement of account or billing, or otherwise, then subsequent payment(s) to be received from the LESSEE shall be applied in the payment of such unpaid amount.

ARTICLE 9 — LIEN

     Unpaid rents and charges payable by the LESSEE to the LESSOR for one (1) year under this Contract shall constitute a preferred lien on all personal properties of the LESSEE found or located in the Leased Premises in accordance with Articles 2241 and 2243 of the Civil Code. For this purpose, the LESSOR is hereby authorized to prevent the removal of the said properties from the Leased Premises or demand their return from any possessor thereof in the event the LESSEE shall default in any of its payment obligations hereunder, in addition to the exercise of its rights under Article 14 hereof.

ARTICLE 10 — LESSEE’S ADDITIONAL COVENANTS

     The LESSEE agrees that in addition to its other undertakings under this Contract, and unless it has obtained the prior written consent of the LESSOR for the performance of an act or deed which is otherwise prohibited under this Contract:

     10.1 ASSIGNMENT OR TRANSFER — The LESSEE shall not assign or transfer its rights under this Contract. No right, title or interest to, in and under this Contract or the Leased Premises shall be deemed conferred or vested in any person other than the LESSEE, to the extent specified herein, without the LESSOR’s prior written consent.

     The terms and conditions under which the LESSEE may sub-lease the Leased Premises shall be governed by Annex B.

     10.2 MORTGAGE — The LESSEE shall not mortgage, encumber or create any security interest in and to the leasehold rights granted thereunder to the LESSEE.

     10.3 NOTICES AND SIGNS — The LESSEE shall not affix, inscribe or paint, or cause the affixing, inscribing or painting of, any notice, sign or other advertising media on any part of the Leased Premises or Building, including any sign or media which when illuminated shall be visible from outside the Leased Premises or which, in the opinion of the LESSOR, is of a lewd, obscene or otherwise offensive nature. If so allowed by the LESSOR, the sign or media shall be of such size and style as the LESSOR may determine. Neither shall the LESSEE permit or give consent to any person or entity to affix, inscribe or paint any notice, sign or other advertising media on the Leased Premises or on any part of the Building, as if said person or entity uses, holds office or is otherwise established at the Leased Premises or any part thereof. The LESSOR shall have the right to require the LESSEE to remove any sign which the LESSOR may consider to be inappropriate. Upon failure of the LESSEE to do so, the LESSOR shall have the authority, without incurring any liability, to enter the Leased Premises, remove any sign/s it may consider inappropriate, and charge the costs thereof to the LESSEE.

     10.4 NAME OF THE BUILDING — The LESSEE agrees that the LESSOR’s name or the name of the Building shall not be used in any confusing, detrimental or misleading manner in connection with the LESSEE’s own business or tradename, and upon termination of this lease, the LESSEE shall cease to use the name of the Building or any part thereof in any manner, whether in connection with the LESSEE’s own business or tradename or otherwise.

     10.5 ALTERATIONS, ADDITIONS OR IMPROVEMENTS — The LESSEE shall not make any alteration, addition, or improvement within the Leased Premises or in any of the Common Areas or effect the installation of any fixtures required by the conduct of its business, without the prior written consent of the LESSOR, which consent shall not be unreasonably withheld, denied or delayed, and then subject to such terms and conditions as may be imposed by the LESSOR. All authorized alterations, additions or improvements made by the LESSEE as well as any alteration, improvement, addition or installation of or to the Leased Premises shall be done in good workmanlike fashion and at the LESSEE’s cost. All building architectural, engineering, conceptual plans and specifications for any alteration, addition or improvement shall be submitted to the LESSOR for its approval at least thirty (30) days prior to the commencement of work on any such alteration, addition or improvement. The LESSOR reserves the right to require the LESSEE to use the LESSOR’s building contractor for any renovation of the Leased Premises when in the LESSOR’s opinion, the proposed renovation may adversely affect any of the warranties or guarantees given by any of the contractors of the Building. The approval by the LESSOR of such alterations, additions or improvements shall in no event relieve the LESSEE from the responsibility of obtaining all the necessary permits and licenses pertaining to such alterations, additions, improvements or installations or from paying the necessary taxes, insurance premium or fees as shall be necessary or appropriate in connection therewith. The LESSEE shall give all the notices required and shall comply with all ordinances, rules and regulations issued by governmental agencies and public utility companies having jurisdiction over the same. For purposes hereof, the LESSEE shall submit to the LESSOR the cash bond as required by Article 4.4 prior to the start of any construction or renovation of the Leased Premises or the Common Areas for the purpose of effecting any alteration, addition, improvement or installation.

     All such alterations, additions or improvements made by the LESSEE, as well as any alteration, improvement or installation placed in or on the Leased Premises by the LESSOR, except movable furniture and fixtures placed in the Leased Premises at the expense of the LESSEE and removable without defacing or injuring any ceiling, floor, wall or any portion of the Building or the Leased Premises, shall become the property of the LESSOR at the expiry or termination of this lease, and shall remain upon and be surrendered with the Leased Premises as part thereof without compensation for their value to the LESSEE. In the event that the LESSEE fails to comply with the provisions of this Article, the LESSOR shall be entitled to apply the total cost of damages incurred by the LESSOR by reason of such violation against the amount of the security deposit specified under Article 4.5 of this Contract. Should the amount of the security deposit be insufficient to cover such damages, then, the LESSOR shall be entitled to immediately receive from the LESSEE the amount of any deficiency.

     10.6 DRILLING OR DEFACING — The LESSEE shall not make, permit or suffer any act, installation, alteration or addition to be made or done in or to the Common Areas, the Leased Premises or any part of the Building which may cause damage thereof, including without limitation, any cutting, maiming, marking, defacing or drilling into or of any part of the Building, Leased Premises or Common Areas.

     10.7 LOAD LIMITATIONS — The LESSEE shall not bring, install, place or suspend any load, apparatus, equipment, article or thing into, upon or at any floor or ceiling or any part of the Leased Premises in excess or in violation of the maximum weight and permitted locations of certain equipment, apparatus, article or thing as determined by the LESSOR for the floor of the Building where the Leased Premises is located. For this purpose, the LESSEE shall obtain the prior written approval of the LESSOR, which approval shall not be unreasonably withheld, denied or delayed, for the entry and/or removal of any load or apparatus, equipment, article or thing, into and from the Leased Premises. The LESSEE shall also comply with the requirements imposed by the LESSOR for keeping such equipment, load or apparatus within the Leased Premises, including the use of supports of such dimension and material to distribute the weight of such equipment, load or apparatus as the LESSOR may deem necessary. Neither shall the LESSEE install, without the prior written approval of the LESSOR, any air-conditioning equipment in the Leased Premises other than that provided by the LESSOR, nor any other plant, equipment, apparatus or machinery which requires additional wiring, or which consumes electricity not metered through the electric meter from which the LESSEE’s consumption of electricity is calculated. The LESSEE shall not permit, suffer or cause any act to be done whereby the maximum allowable voltage capacity of the Leased Premises shall be exceeded.

     10.8 SHADES, AWNINGS, BLINDS — The LESSEE shall not hang, fix or erect any shades, awnings, blinds or window guards of any description, shelters or coverings, wire or aerial wiring, supports, iron brackets or any other thing on any part of the Building, including the roof or exterior wall of the Leased Premises, without the prior written consent of the LESSOR. If so allowed by the LESSOR, any shades, awnings, blinds or window guards shall be at such size and style as the LESSOR may determine.

     10.9 USE OF LEASED PREMISES OR COMMON AREAS — The LESSEE shall not use, cause or permit the use of the Leased Premises or Common Areas of the Building in any improper manner for any purpose other than that for which they are respectively intended. Without limiting the generality of the foregoing, the LESSEE shall not use or permit the Leased Premises or Common Areas to be used as domestic premises nor allow the Leased Premises or the Common Areas to be used for drying laundry, hanging, placing or storing any article or thing thereon. The LESSEE shall not use or permit the Leased Premises or Common Areas to be used as sleeping quarters or allow any person to remain in the Leased Premises overnight, except as otherwise provided in Annex B hereof. The Common Areas shall not be used for loitering or eating. Neither shall the Leased

Premises be used as an eatery or as a place where food or beverages of any kind are served, unless served free or gratuitously to customers or visitors, or unless served in the pantry to be provided by the LESSEE in the Leased Premises. The LESSEE shall not allow the Leased Premises or Common Areas to be used by any person for canvassing, peddling, touting or soliciting for business or distributing any booklet, pamphlet and advertising material or for any illegal or immoral purpose, or any manner which may provide basis for the imposition of a fine, forfeiture or penalty against the LESSOR under the applicable law. Neither shall the Leased Premises be used for the manufacture or storage of goods, articles or things, other than storage of goods for the purpose of and in quantities consistent with the LESSEE’s business as carried on at the Leased Premises, or keep, store or permit or suffer to be kept and stored any dangerous goods or other explosive or hazardous substance. No auction, fire, bankruptcy, close-down or similar sales of a retail business nor any other unethical type of business operation shall be conducted in the Leased Premises.

     10.10 NO OBSTRUCTION OF COMMON AREAS — The entries, passageways and corridors of the Building shall not be obstructed either by the LESSOR or the LESSEE or used by the LESSEE for any purpose other than for ingress to or egress from the Building. No disturbing, noisy or improper activities shall be allowed to be carried therein or thereon, using loud speakers, television, phonographs, radios, or other devices which will be in any manner audible or visible outside the Leased Premises without the prior written consent of the LESSOR, which consent shall not be unreasonably withheld, delayed or denied. In no instance shall the LESSEE place boxes, cartons, packages, refuse, dust bins, garbage cans, furniture or chattels in the Common Areas, which should be kept free and clear of all obstructions at all times. For purposes hereof, the LESSOR shall in addition to its other remedies as provided thereunder or in law, be entitled without notice and at the LESSEE’s expense, to remove, store or dispose of any such obstruction as the LESSOR shall see fit, without incurring any liability to the LESSEE. The LESSEE shall on demand pay or reimburse the LESSOR for all the expenses incurred in such removal or storage.

     10.11 LOADING AND UNLOADING OF GOODS — The LESSEE shall load and unload cargoes, goods, articles or things only during such hours and through such entrances, elevator lifts and routes as shall be determined by the LESSOR from time to time. Neither shall the LESSEE permit or suffer the elevator lifts to be used for the carriage of cargo, goods, articles or things the weight of which exceeds the maximum load limits specified therefor by a notice affixed therein or as determined by the LESSOR.

     10.12 MAINTENANCE OF LEASED PREMISES — The LESSEE shall well and sufficiently preserve, repair and maintain in good, clean, tenantable condition at its own cost, the interiors of the Leased Premises, including the flooring, interior plaster or other finishes, doors, windows, cables, conduits, wirings, sockets, electrical and air-conditioning installations and equipment, and plumbing fixtures found in or about the Leased Premises. The LESSEE shall ascertain that all electric equipment are turned off, and all electronic switches and outlets are in the “off” position when not in use and during non-working days except those machines and switches which operate their communication facilities such as facsimile machines and computers. All windows, glass or plate glass of or in the Leased Premises broken or damaged by the LESSEE due to the fault or negligence of the LESSEE, its guests, employees or agents shall be replaced at the cost of the LESSEE. The Leased Premises and all additions and installations supplied by the LESSOR shall be kept in good clean working condition and repair. The LESSEE shall provide itself at its cost and expense, with receptacles which the appropriate ordinance or regulations require to hold and contain waste matter, garbage and refuse; shall keep the same in securely sealed containers and shall dispose of such garbage on a daily basis in the manner prescribed by the LESSOR. It shall keep drains, pipes, sanitary or plumbing apparatus, used exclusively by the LESSEE, its employees, guests, clients or customers in good clean and tenantable repair condition and in accordance with the requirements imposed by regulations of governmental authorities and the LESSOR. The LESSEE shall pay the LESSOR for all costs in cleaning, repairing or replacing any of the same when found to be blocked or stopped owing to the careless and improper use or neglect thereof by the LESSEE, its employees, clients, customers or guests.

     The maintenance of the Leased Premises shall be subject to the additional terms and conditions specified in Annex B.

     10.13 INCREASE IN INSURABLE RISK — The LESSEE shall not use the Leased Premises, the Building or any part thereof in any manner which will cause insurance policies of the Leased Premises or the Building against loss or damage caused by fire, storm, typhoon or other insurable perils and/or loss or claims by third parties to be rendered void and voidable, or whereby the premium due thereon may be increased; provided that, if as a result of any act, deed, matter or thing done or permitted by the LESSEE, the premium on any such insurance policy is increased, the LESSOR shall be entitled, without prejudice to any other remedy thereunder, to recover from the LESSEE the amount of such increase and shall be indemnified by the LESSEE against all claims, losses, damages or claims sustained or made against the LESSOR by any person as a result of a breach of this Article.

     10.14 NUISANCES — The LESSEE shall not permit or suffer to be permitted any music or noise to emanate from the Leased Premises or any part thereof which in the reasonable opinion of the LESSOR may constitute a nuisance or annoyance or give cause for reasonable complaint from the LESSOR or other lessees. Neither shall it permit any odor or noxious smell which is in the sole opinion of the LESSOR offensive or unusual, to emanate from the Leased Premises, nor keep or suffer to be kept any animals or pets inside the Leased Premises.

     10.15 PROTECTION AGAINST PESTS — The LESSEE shall take all such steps and precautions at its own cost to prevent the Leased Premises from becoming infested with termites, rats, mice, cockroaches or other pests or vermin. For this purpose, the LESSEE agrees to utilize the services of the pest control agency recommended by the LESSOR to provide pest control services for the Leased Premises. The LESSOR shall advise the LESSEE of the day and time during which such service shall be rendered and the LESSEE shall reimburse the LESSOR for the LESSEE’s share in the costs of utilizing such services for the Leased Premises.

     10.16 COMPLIANCE WITH RULES — The LESSEE shall strictly obey and comply with the Construction Guidelines, House Rules, and with such rules and regulations as may from time to time be imposed, adopted, introduced or amended by the LESSOR, the Association, the person or firm appointed by the LESSOR to manage and operate the Building or the appropriate government agency.

     10.17 PERMIT TO ENTER — The LESSEE shall permit the LESSOR, public utility companies and their authorized representatives at reasonable times to enter the Leased

Premises for the purpose of undertaking the repair and maintenance of utilities, facilities and other structural elements used or shared in common by the LESSEE with the other lessees of the Building, inspecting the condition of the Leased Premises or for determining the LESSEE’s compliance with this Contract. The LESSOR shall be entitled without incurring any liability whatsoever, in the event of an emergency to enter the Leased Premises as the LESSEE’s attorney-in-fact, to undertake the necessary repairs or conduct the inspection thereof for the protection of the Leased Premises and the Building.

     10.18 INSPECTION PRIOR TO EXPIRY OF LEASE — During the last nine (9) calendar months immediately preceding the expiration of the term of this lease, the LESSEE shall allow, during business hours and upon prior written notice, the LESSOR’s authorized representatives and prospective tenants to inspect the Leased Premises. During such period, the LESSOR may exhibit, where it shall think fit, a notice offering the Leased Premises for lease, which the LESSEE shall not conceal in any way.

     10.19 CONDITION OF LEASED PREMISES — The LESSEE agrees to return and surrender the Leased Premises at the expiration of the term of this lease in the same condition as it was found at the commencement of this lease (reasonable wear and tear excepted), without any delay whatsoever, devoid of all occupants, furniture, articles and effects of any kind, other than the alterations, additions or improvements which pertain to the LESSOR in accordance with Article 10.5. The LESSEE shall repair any damage caused to the Leased Premises which cannot be accounted for by reasonable wear and tear and restore the Leased Premises to the condition it was found at the commencement of this lease to the satisfaction of the LESSOR. All keys giving access to all parts of the Leased Premises and/or the Common Areas (as applicable) shall be returned to the LESSOR, and all expenses incurred in removing from the Leased Premises or Building, the names, posters, signboards, decoration, or advertising matters relating to the LESSEE, including any damage caused by such removal, shall be for the account of the LESSEE.

     The LESSEE undertakes that it shall remove, as it shall so remove or cause the removal of any vehicle found in the Leased Premises at the expiration of the term of this lease. If the LESSEE’s or representatives’ vehicle or vehicles is or are found therein, then the LESSOR shall have the right to cause the removal of the same and charge the cost thereof to the LESSEE. The LESSOR shall not be liable in any circumstance for any damage to or loss of the vehicles, its/their accessories, parts or articles therein upon the termination of this lease. In addition, the LESSOR shall not be liable for any loss or injury suffered by third persons as a result of or in connection with such unauthorized occupancy or use of the Leased Premises.

     10.20 DAMAGES FOR HOLD-OVER — If the LESSEE fails to return the Leased Premises to the LESSOR at the expiration of the term of this lease, or upon the termination of this Contract for whatever reason prior to the expiration of the term of this lease, the LESSEE shall pay the LESSOR, as damages, a monthly sum equal to thrice the rental accruing on the Leased Premises immediately prior to the expiration date or the termination date, as the case may be, to be paid by the LESSEE to the LESSOR for the period during which the LESSEE shall retain possession of the Leased Premises. The exercise by the LESSOR of its rights under this Article shall not be interpreted as a grant of permission to the LESSEE to continue in possession of the Leased Premises beyond the term of this lease, and the damages due to the LESSOR hereunder shall be in addition to the damages which may become due to the LESSOR under Article 10.21.

     10.21 LIABILITY FOR NON-DELIVERY — If the Leased Premises are not surrendered at the expiration of the term of this lease, the LESSEE shall be responsible to the LESSOR for all damages which the latter may suffer by reason thereof and will indemnify the LESSOR against any and all claims made by any succeeding lessee, resulting from the delay in delivering possession of the Leased Premises to such succeeding lessee, to the extent that such delay is occasioned by the failure of the LESSEE to surrender the premises on time. The LESSOR shall also be entitled to exercise the remedies specified in Article 14 hereof.

ARTICLE 11 — REPRESENTATIONS AND WARRANTIES

     11.1 LESSOR’S WARRANTIES — The LESSOR represents, warrants and covenants in favor of the LESSEE that:

     (a) it is the absolute and legal owner of the Building and the Leased Premises, and has full right, title and interest to grant the lease of the Leased Premises to the LESSEE;

     (b) the land on which the Building stands has been zoned for commercial use and the use of the land and the Building for commercial purposes is expressly allowed under the applicable zoning regulations;

     (c) the Building has been registered with the Philippine Economic Zone Authority (PEZA) as an “information technology (IT) building”;

     (d) the LESSOR shall provide the LESSEE a certificate issued by the designated contractor verifying that the Building is constructed in accordance with the designs and specifications agreed upon by the LESSOR and the LESSEE;

     (e) the LESSOR shall provide reasonable access to the Building during the effectivity of the Contract of Lease or any extension thereof;

     (f) the Building shall be maintained regularly to ensure that it is consistently fit for use as an office building;

     (g) all real property taxes, assessments or levies due or accruing in connection with the Building and the land upon which it stands shall be paid for by the LESSOR as and when the same shall fall due; and

     (h) unless otherwise prevented by Force Majeure, it shall maintain the LESSEE in peaceful possession of the Leased Premises for the entire term of this Contract and in the peaceful use and enjoyment of the Leased Premises as an office free from undue interference by other lessees of the Building.

     11.2 MUTUAL WARRANTIES — The LESSOR and the LESSEE represent and warrant in favor of each other that:

     (a) each has full power, authority and legal right to execute, deliver and perform this Contract and has taken all the necessary corporate action to authorize the foregoing;

     (b) this Contract constitutes the legal, valid and binding obligation of the LESSOR and the LESSEE, enforceable in accordance with its terms; and

     (c) the execution, delivery and performance of this Contract do not and will not violate any provision of, or result in a breach of or constitute a default under any law, regulation or judgment, or violate any agreement binding upon either of them or any of their property.

ARTICLE 12 — INDEMNITIES

     12.1 LIMITATIONS ON LIABILITY OF LESSOR — Save by its willful breach of any of its obligations (including without limitation its representations, warranties and covenants), gross negligence or willful misconduct, the LESSOR shall not be liable or responsible in any circumstance for any damage or disturbance suffered (whether directly or indirectly) by the LESSEE (whether personally or in respect of the Leased Premises or any contents therein) or by any of its employees, clients, customers or any other persons whomsoever. Without limiting the generality of the foregoing, the LESSOR shall not be liable:

     (a) in respect of any loss, damage or injury sustained by the LESSEE or any such other person or any of their properties, caused by or through any accident, event or in any way owing to:

(i)	any failure, poor quality, inadequacy, fluctuation, interruption, malfunction, explosion or suspension of the electricity, water, telephone, facsimile, emergency power or other public utility services supplied to or intended for the Leased Premises or the Building;

(ii)	any seepage, overflow or leakage of water from any pipe, drain or automatic sprinkler system or any part within the Building or the influx of rain water into the Leased Premises or the Building;

(iii)	any activity of rats, pests or vermin in the Building;

(iv)	any failure or breakage of glass of or in the Leased Premises or the Building;

(v)	any defect, mechanical breakdown, failure or need for repair, overhaul or any negligent or improper working or operation by any person whomsoever, of the facilities provided for the common use of the lessees of the Building or for the LESSEE in respect of the Leased Premises;

(vi)	Force Majeure;

(vii)	any escape of fumes, smoke, fire or other substances from anywhere within the Building;

(viii)	any escape of electric current from electric wiring or cable situated upon or in any way connected with the Building or any part thereof, or any vibration from or of any part of the Building or adjoining or neighboring premises;

(ix)	any act, neglect or default of the LESSEE or other lessees of the Building or of adjoining neighboring premises, or any of its or their respective employees, clients, guests or customers;

(x)	any defective or damaged condition of the Leased Premises or Building; or

(xi)	any violation of the provisions hereof or the rules and regulations adopted by the LESSOR, Association, person or firm appointed by the LESSOR to manage or operate the Building, or by any appropriate government agency in connection of the possession and maintenance of the Leased Premises by the LESSEE and the conduct of business operations therein;

     (b) for the security or safekeeping of the Leased Premises or any person or property found therein, including without limitation all furniture, fixtures, fittings, goods, chattels, samples, personal effects, contents or any article delivered to or left in the Leased Premises.

     Notwithstanding the foregoing, the LESSOR shall be liable for damage or injury that is attributable to the fault or negligence of the LESSOR or its employees or agents; provided that the LESSOR shall not be liable for any act, event or cause which would constitute Force Majeure as defined herein.

     12.2 INDEMNIFICATION — The LESSEE shall indemnify and keep the LESSOR fully indemnified against all claims, actions, demands, actions and proceedings whatsoever made against the LESSOR by any person whomsoever arising as a result of or in connection with any loss, damage or injury which the LESSOR shall not be responsible for under Article 12.1 and against all costs and expenses incurred by the LESSOR in respect of such claims, actions or demands; provided, that such claims, actions, demands and proceedings are attributable to or arise out of or in connection with the fault or negligence of the LESSEE, its employees, agents, representatives, clients or guests. The LESSEE shall also be responsible for any loss or damage which may be done to the Leased Premises or any part thereof or to Common Areas or to any part of the Building, due to the fault or negligence of the LESSEE, its employees, agents, customers, clients or guests; provided, that the LESSEE shall not be liable for any act, event or cause which would constitute Force Majeure as defined herein.

     12.3 NON-ABATEMENT OF OBLIGATIONS — In no event shall the payment of any amount due thereunder whether as rent, security deposit, advance rental, Common Area charges, Air-conditioning charges, Water charges, utility charges, or association dues abate or cease to be payable on account of the occurrence of any of the causes specified in Article 12.1, except to the extent permitted by Article 13.

ARTICLE 13 — FORCE MAJEURE

     13.1 OCCURRENCE OF FORCE MAJEURE — The LESSEE shall give the LESSOR written notice of any damage caused to the Leased Premises by reason of Force Majeure, within five (5) business days from the occurrence thereof. If the Leased Premises are rendered inaccessible or destroyed or substantially damaged by Force Majeure, without any fault or omission of the LESSEE, its employees, guests, customers or clients, the damage shall be repaired at the expense of the LESSOR, and the disturbance or discontinuance in the possession of the Leased Premises by reason of or occasioned during such repair shall confer no right of any kind to the LESSEE against the LESSOR, except to the extent recognized under Article 13.2.

     13.2 OPTION TO RESCIND — In the event that (i) the damage resulting from the Force Majeure renders the Leased Premises totally unfit for use or occupation for more than sixty (60) days, or (ii) the repairs required to render the Leased Premises fit for use and occupation are expected to last for more than ninety (90) days, or (iii) Force Majeure prevents any party from conducting its business or interferes with the operations of the Building for a period of more than sixty (60) days, then either party shall have the right to rescind this Contract by written notice sent to the other party without need of any judicial action within five (5) business days after the lapse of the applicable period. Failure to exercise the right to rescind within the said period shall constitute a waiver thereof. The rescission of this Contract shall be without prejudice to the rights and remedies of either party against the other in respect of any claim or liability antecedent to such rescission. The obligation to pay rent and other charges or amounts due thereunder shall continue to be in full force until the date such rescission is effected.

     In the event, however, that (i) the damage resulting from the Force Majeure renders the Leased Premises unfit for use or occupation for sixty (60) days or less, or (ii) the repairs required to render the Leased Premises fit for use or occupation are expected to last for ninety (90) days or less, or (iii) either party fails to exercise the option to rescind this Contract within the 5-day period specified therefor, or (iv) Force Majeure prevents any party from conducting its business or interferes with the operations of the Building for a period of sixty (60) days or less, then the rent due to the LESSOR (which shall be computed in accordance with Article 4.1) shall be reduced in proportion to the period the LESSEE has not been able to use the Leased Premises. Notwithstanding such proportionate reduction, all other obligations of the LESSEE as provided thereunder shall remain in full force and effect. In no case shall any compensation or claim be allowed against the LESSOR by reason of the interruption, annoyance or injury caused to the LESSEE or its property arising from the rescission of this Contract or any interruption in the use or possession of the Leased Premises or the repair of any portion of the Building or the Leased Premises.

     13.3 STRIKES, LOCKOUTS AND OTHER THREATS — In the event that (i) a picket line is established in the Leased Premises or in the vicinity thereof due to a labor dispute involving the LESSEE or arising in any way from the conduct of the LESSEE’s business, which picket line substantially affects the business operations of the LESSEE or any other lessee in the Building, or (ii) an activity is performed therein which, in the sole judgment of the LESSOR, interferes with or affects the operations of the LESSOR, or (iii) any event, accident or cause beyond the control of the LESSOR threatens the LESSOR’s operations, the operation of its lessees and the lives of the LESSEE’s employees, guests, customers or clients and the security of the Building itself, then the LESSOR may, at its sole option, terminate this Contract by written notice to the LESSEE. If the LESSOR shall not elect to terminate this Contract, it may, in its sole discretion and by written notice, require the LESSEE to pay for any additional cost the LESSOR may incur in hiring additional security guards, maintaining the cleanliness of the Leased Premises or in contracting for such other services, including legal services and other costs of suit, as may be required for the well-being, security and welfare of the other lessees in the Building. In the event that the LESSEE is prevented from conducting its business in the Leased Premises due to a strike, lockout, labor dispute or any other analogous activity involving other lessees, or due to an accident or cause beyond the control of the LESSOR (that is hazardous to the security of the Building such as but not limited to bomb threats), the LESSEE hereby unconditionally relieves and releases the LESSOR from any and all liabilities in connection with or arising out of such occurrence(s). This Article shall be without prejudice to the rights of either party to terminate this Contract pursuant to Article 13.2.

ARTICLE 14 — TERMINATION AND ITS CONSEQUENCES

     14.1 EVENTS GIVING RISE TO DEFAULT AND TERMINATION -The LESSOR shall have the right to cancel or terminate this Contract upon the occurrence of any of the following events:

     (a) the term (or renewal) of this lease shall have expired pursuant to Article 2, or the LESSEE shall have failed to return and surrender the Leased Premises in accordance with Article 10.19;

     (b) the Leased Premises shall be closed, deserted or totally unoccupied for a continuous period of thirty (30) days; provided, that in the event that the Leased Premises shall be closed, deserted or totally unoccupied for such period, the LESSEE will advise the LESSOR of such event within a reasonable time from such occurrence;

     (c) the LESSEE shall fail to pay for at least two (2) months its share of electric, emergency power, water, sewerage or other public utility, Common Area, Air-conditioning and Water charges accruing in connection with or allocated to the Leased Premises, or shall fail to pay the rent or any other amount due thereunder on or before the date specified herein for its payment;

     (d) the LESSEE fails to observe or perform any of the covenants provided hereunder and in Annex B hereof; or any of the LESSEE’s representations and warranties as specified thereunder shall prove false in any material respect when made;

     (e) the LESSEE (if the latter is a natural person) shall have died or the corporate existence of the LESSEE (when organized as corporation or partnership) shall have ceased;

     (f) the principal stockholder(s) or partner(s) of the LESSEE (when organized as a corporation or partnership) on the date hereof shall have changed or shall have ceased to own or control a majority of shares or interest in the LESSEE, whether through voluntary disposition, merger, consolidation, restructuring, bankruptcy, liquidation or otherwise, and the new principal stockholder(s) or partner(s) controlling the LESSEE shall not be acceptable to the LESSOR, or the LESSOR shall be unwilling to continue the lease with the LESSEE, as owned or controlled by such new stockholder(s) or partner(s), for any reason;

     (g) the LESSEE shall become insolvent or be unable to pay its debts when due or shall commit or permit any act of bankruptcy under the applicable law; or

     (h) the occurrence of any other event which entitles the LESSOR to exercise its right to cancel or terminate this lease pursuant to other provisions in this Contract and its Annexes;

     (i) negative findings in the credit investigation of the LESSEE.

     The LESSEE shall have the right to cancel or terminate this Contract in the event that the LESSOR fails to observe or perform any of the covenants provided hereunder and in Annex B hereof; or any of the LESSOR’s representations and warranties as specified thereunder shall prove false in any material respect when made, without incurring any penalties therefor.

     14.2 CONSEQUENCES OF DEFAULT — Upon the occurrence of any of the foregoing events, the LESSOR shall be entitled to exercise any of the following remedies, alternatively or cumulatively at its discretion, in conjunction with or separately from any other right or remedy granted thereunder or under the law:

     (a) The LESSOR is hereby constituted and appointed as the LESSEE’s attorney-in-fact with the following powers and rights upon the occurrence of any of the events specified in Article 14.1: to (i) open, enter, padlock, secure, enclose or fence the Leased Premises, and/or discontinue the supply of public utilities and services to the Leased Premises, or otherwise take full and complete physical possession and control of the Leased Premises; (ii) assume ownership and take full control and possession of all alterations, additions, improvements or installations placed in or on the Leased Premises which cannot be removed without defacing or injuring any ceiling, floor, wall or any portion of the Building or the Leased Premises, (iii) take an inventory of the equipment, furniture, articles or merchandise found or located in the Leased Premises which may be removed therefrom without defacing or injuring any ceiling, floor, wall or any portion of the Building or Leased Premises, place any of the same in storage and charge the LESSEE the corresponding storage fees therefor; (iv) in case the LESSEE fails to claim said equipment, furniture, articles or merchandise from storage and liquidate any liability to the LESSOR within thirty (30) days from the date the LESSOR takes possession of the Leased Premises or of the LESSEE’s personal properties, to dispose of said properties in a public sale and to apply the proceeds thereof to the payment of whatever liability and/or indebtedness the LESSEE may have to the LESSOR, including reasonable expenses incurred by the LESSOR in connection with such sale, without prejudice to the right of the LESSOR to collect the deficiency, if any. The appointment of the LESSOR as attorney-in-fact of the LESSEE shall be considered coupled with an interest, and hence shall be irrevocable. The LESSOR is also authorized to prevent the removal of any of the LESSEE’s personal properties from the Leased Premises.

     In case of the occurrence of the events specified in Article 14.1(a), (b), (c) and (d), the LESSOR shall, before it exercises its rights under the immediately preceding paragraph, notify the LESSEE in writing of the occurrence of an event giving rise to default and termination and requiring the LESSEE to rectify and remedy the situation within ten (10) days from receipt of the notice. If the LESSEE shall fail to remedy or rectify the situation to the LESSOR’s satisfaction within ten (10) days from receipt of said written notice, the LESSOR shall be entitled to exercise its rights as provided in the immediately preceding paragraph.

     In case of the occurrence of the events specified in Article 14(e) through (i) inclusive, the LESSOR shall be entitled to exercise its rights hereunder immediately upon the occurrence of the event giving rise to default.

     (b) The LESSOR shall be entitled to collect from the LESSEE, and the LESSEE shall continue to be liable for, the rental of the unexpired period of the lease term and the penalty and interest charges due thereon (as applicable). The entire security deposit constituted under Article 4.5 shall be forfeited in favor of the LESSOR, and the LESSEE shall continue to be liable for all amounts which shall be due from it as provided thereunder. All these amounts shall be due and payable to the LESSOR within thirty (30) days from the receipt of a statement of account, in addition to whatever damages, whether actual or consequential, which may be due under Articles 10.20 or 10.21 hereof as well as the damages the LESSOR may incur or suffer arising from the termination of this Contract. Should the LESSEE fail to pay the LESSOR within thirty (30) days, the amount due will be subject to a * * * . In no case, shall any amount due thereunder from the LESSEE be applied against the security deposit, it being understood that the entire amount thereof shall accrue by virtue of forfeiture in favor of the LESSOR.

     (c) Should either party be compelled to seek judicial relief against the other or any of its employees, agents or representatives, the latter shall, in addition to the damages mentioned above, pay an amount equivalent to * * * of the amount to which the non-defaulting party is proven to be entitled, as attorney’s fees (with a minimum of PHP * * * ), aside from the costs of the litigation and other expenses which the law may entitle the non-defaulting party to recover from the defaulting party.

ARTICLE 15 — GENERAL PROVISIONS

     15.1 CURRENCY INFLATION OR DEFLATION – Should extraordinary inflation or deflation of the currency of payment as stipulated thereunder supervene during the effectivity of this Contract, the value of the currency on date hereof shall be the basis of payment as provided in Article 1250 of the Civil Code of the Philippines.

     15.2 EXPROPRIATION — In the event that the Leased Premises or any part of the Building is expropriated during the period of this lease by any instrumentality of the Government or by any other entity with authority to exercise such power, either party may rescind this Contract upon giving the other party thirty (30) days’ prior written notice thereof, without incurring any liability or providing the other party with any basis for an action for

*Confidential material redacted and filed separately with the Commission.

damages. In case of such expropriation, the LESSEE hereby unconditionally relieves and releases the LESSOR from any and all liability under this Contract in connection with or arising out of such expropriation proceedings and agrees that the compensation to be received by the LESSOR shall belong to it wholly as owner of the Leased Premises, without prejudice to whatever recourse the LESSEE may have against the expropriating entity on account of damage done or caused to it or its properties by reason of such expropriation. In such event, the LESSOR shall return the unused portion of the advanced rental and the security deposit less whatever amounts the LESSEE may owe the LESSOR or which the LESSOR may apply against the security deposit, without interest.

     15.3 NON-WAIVER — The failure of any party to insist upon a strict performance of any of the terms, conditions and covenants hereof shall not be deemed a relinquishment or waiver of such terms, conditions or covenants, granted to such party, nor shall it be construed as a condonation of any subsequent breach or default of the terms, conditions and covenants hereof, which terms, conditions and covenants shall continue to be in full force and effect. The subsequent acceptance of rent by the LESSOR shall not be deemed to be a waiver of any prior breach by the LESSEE of any term, covenant or condition for this lease, regardless of LESSOR’s knowledge of such prior breach at the time of acceptance of such rent. No waiver by the LESSOR of any of its rights under this Contract shall be deemed to have been made unless expressed in writing and signed by the LESSOR.

     15.4 NOTICE — Where demand or notice is required to be given under this Contract, notice sent to the LESSEE at the Leased Premises or at the address specified above by registered mail or by personal delivery, shall be considered sufficient compliance with the requirement of notice or demand.

     15.5 LAW AND VENUE APPLICABLE — This Contract shall be construed, interpreted and governed by the laws of the Philippines. Each party irrevocably submits to the jurisdiction of the courts in Makati for the purpose of enforcing any right or obligation under or arising out of this Contract.

     15.6 ENTIRE AGREEMENT — This Contract constitutes the complete understanding between the parties with respect to the subject matter hereof and supersedes any prior expression of intent, representation or warranty with respect to this transaction. This Contract may be amended but only with an instrument in writing signed by the parties.

     15.7 ADDITIONAL TERMS AND CONDITIONS — This lease shall be subject to the additional terms and conditions specified in Annex B. All the Annexes of this Contract constitute integral parts hereof. In case of conflict between this Contract and Annex B, the provisions of Annex B shall prevail.

     15.8 BINDING EFFECT — All the terms, covenants, conditions and provisions of this Contract shall be binding and enforceable upon the parties and their heirs, executors, administrators, principals, successors-in-interest and assigns.

     15.9 SEVERABILITY — If any one or more of the provisions of this Contract is declared invalid or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

     15.10 CONFIDENTIALITY – (a) The Parties acknowledge that this Contract of Lease, and all other information which have been marked “Confidential”, that they may from time to time supply or obtain from each other in connection with the foregoing documents and this transaction (including but not limited to the terms and conditions of the foregoing documents, such plans, drawings or specifications for or of the Leased Premises or the Building or as may be submitted by the LESSEE to the LESSOR for review and approval) are confidential (“Confidential Information”). Accordingly, no party (the “Receiving Party”), without the prior written consent of the other party (the “Disclosing Party”), shall disclose or communicate to any third party (other than to its respective officers, counsel or financial advisors) any such information, except for the information that is: (i) publicly available without any breach on the part of the disclosing party; (ii) required to be disclosed, by one of the parties herein or its parent company, by any court or governmental, administrative or regulatory authority competent to require such disclosure either from one of the parties herein or any of its parent company; or (iii) required to be disclosed by one of the parties herein or its parent company by any applicable law or regulation including securities regulations of the United States of America. Furthermore, any notice to third parties, except those required by the appropriate regulatory authorities, concerning the transaction contemplated by this Contract shall be jointly planned and coordinated between the parties hereto and no party shall act unilaterally in this regard without the prior written approval of the other party.

     (b) The Receiving Party understands and acknowledges that any actual or threatened disclosure or misappropriation of any of the Confidential Information in violation of this Contract may cause the Disclosing Party irreparable harm, and that money damages alone, the amount of which would be difficult to ascertain, would be an inadequate remedy and, therefore, agrees that the Disclosing Party shall have the right to apply to a court of competent jurisdiction for an order preventing or restraining any such actual or threatened disclosure or misappropriation and for such other relief in addition to such other remedy as may be available in law or in equity.

     IN WITNESS WHEREOF, the LESSEE [or its authorized representative(s)] and the authorized representatives of the LESSOR have caused these presents to be signed on 14 January 2005 at the City of Makati.

AYALA LAND, INC.

(LESSOR)

By:

/s/ MA. Victoria E. Anonuevo	/s/ MA. Carmela K. Ignacio
MA. VICTORIA E. ANONUEVO	MA. CARMELA K. IGNACIO
Attorney-in-Fact	Attorney-in-Fact

- and -

PEOPLESUPPORT (PHILIPPINES), INC.

(LESSEE)

By:

/s/ Rainerio M. Borja
RAINERIO M. BORJA
President

SIGNED IN THE PRESENCE OF:

[signature illegible]	[signature illegible]

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)

CITY OF MAKATI                          )S.S.

     At the City of Makati, Philippines, this 14th day of January 2005 personally appeared before me:

	COMMUNITY
NAME	TAX CERT. NO.	DATE & PLACE ISSUED
AYALA LAND, INC.	00039157	01-03-04; Makati City

JAIME I. AYALA	12656216	01-09-04; Makati City

MA. VICTORIA E. ANONUEVO	15267029	03-10-04; Makati City

PEOPLESUPPORT (PHILS.), INC.	00018403	02-06-04; Makati City

RAINERIO M. BORJA	02502573	05-19-04; Makati City

known to me and to me known to be the same persons who executed the foregoing instrument, and they acknowledged to me that the same is their free and voluntary act and deed, and the free and voluntary act and deed of the corporations they respectively represent.

     This Contract of Lease consists of 30 pages including this page where the acknowledgment is written, to which Annexes A, B, C, and D have been attached. Each page of this Contract has been signed by the parties and their instrumental witness on all the pages hereof in their left hand margins and every page of which is sealed with my notarial seal.

     WITNESS MY HAND AND SEAL on the date and at the place hereinabove mentioned.

Doc. No. 79	[Notary Seal]
Page No. 17
Book No. XX11
Series of 2005.

ALI LEGAL/CBG/CBG-Peoplesupport-lease contract-13jan05-final

ANNEX B

Additional Terms and Conditions for
PEOPLESUPPORT (PHILIPPINES.), INC.

1. Additional Defined Terms:

     In addition to the terms defined in Article 1 of the Contract of Lease, or as a supplement to the definitions of the terms already specified therein, the terms specified below shall have the meanings respectively set forth opposite them when used in the Contract of Lease and this Annex:

(a)	“Association” shall refer to the Makati Commercial Estate Association, Inc. (MACEA).

(b)	“Building” shall refer to the PEOPLESUPPORT CENTER, located along Amorsolo Street, City of Makati.

(c)	“Leased Premises” shall mean (a) the total floor space leased to the LESSEE, measuring approximately 15,042.50 square meters of leaseable area located at the ground, third, fourth and fifth floors of the Building (the “Office Unit”), (b) an aggregate of One Hundred Forty Seven (146) parking slots with no/s. 2F-001 to 2F-146 located at the second floor of the Building (the “Parking Slots”), and (c) the total floor space of the ground floor lobby (approximately 254.92 square meters) and the storage space at the second floor of the Building (with an area of approximately 168.91 square meters); provided that the ground floor lobby and the storage space at the second floor of the Building shall constitute part of the Leased Premises only while and for so long as the LESSEE shall continue to lease the Office Unit at the ground floor.

(d)	“Rental Commencement Date” shall refer to the date specified in Section 4 hereof. In the event that the LESSOR is unable to transfer physical possession of the Leased Premises on the date specified in Section 3 hereof for any of the reasons specified in Article 2.2 of the Contract of Lease, the Rental Commencement Date shall refer to the date as modified by mutual agreement of the LESSOR and the LESSEE.

     2. Term Of The Lease:

     This lease shall be for a term of ten (10) years, commencing on August 1, 2005 up to and until July 31, 2015 (the “Lease Term”), with an option to renew, subject to the fulfillment of the conditions specified in Article 2.1 of the Contract of Lease and the conditions provided hereunder.

     The following additional terms and conditions shall govern the renewal or extension of this lease:

2

     At the beginning of the ninth year of the Lease Term, the LESSOR shall inform the LESSEE in writing of whether or not it shall grant the LESSEE the option to extend the Lease Term for another period of five (5) years; provided, that the LESSEE shall have faithfully complied with all the terms of the Contract of Lease. In turn, if the LESSEE is granted the option to extend the Lease Term, the LESSEE shall inform the LESSOR in writing not less than six (6) months before the end of the initial Lease Term whether or not the LESSEE shall exercise its option to extend the Lease Term by another period of five (5) years; provided that, any extension of the Lease Term shall be under the same terms and conditions as the Contract of Lease.

     In the event that the LESSOR and the LESSEE agree to extend the Lease Term for another period of five (5) years, the LESSOR and the LESSEE shall conduct a rent review to determine the monthly rent due for the first year of the renewed term; provided that the rent due for the first year of the renewed term shall be based on the average prevailing market lease rate of comparable ALI-owned buildings in Makati (e.g. Makati Stock Exchange Building); provided further that any increase or decrease in the rent due for the first year of the renewed term shall not exceed * * * of the rent in the last year of the Lease Term; provided further that the rental rate for the next four years of the renewed term shall be increased at the following rates per annum over the then-prevailing monthly rental rate:

	Period Covered		Rate Increase
	From	To
Year 12	Eleventh anniversary of the Rental Commencement Date (August 1, 2016)	Day prior to the twelfth anniversary of the Rental Commencement Date (July 31, 2017)	* * *
Year 13	Twelfth anniversary of the Rental Commencement Date (August 1, 2017)	Day prior to the thirteenth anniversary of the Rental Commencement Date (July 31, 2018)	* * *
Year 14	Thirteenth anniversary of the Rental Commencement Date (August 1, 2018)	Day prior to the fourteenth anniversary of the Rental Commencement Date (July 31, 2019)	* * *
Year 15	Fourteenth anniversary of the Rental Commencement Date (August 1, 2019)	Expiration of the Lease Term (July 31, 2020)	* * *

     However, in the event that the monthly rent due for the last year of the Lease Term based on the escalation rates herein specified is higher by more than * * * than the prevailing market monthly lease rate of comparable ALI-owned buildings in Makati (e.g. Makati Stock Exchange), as determined by a third-party property consultant acceptable to both the LESSOR and the LESSEE, then the monthly rental rates for the extended Lease Term shall be adjusted as follows:

*Confidential material redacted and filed separately with the Commission.

3

	Period Covered		Rate Adjustment
	From	To
Year 11	Tenth anniversary of the Rental Commencement Date (August 1, 2015)	Day prior to the eleventh anniversary of the Lease Commencement Date (July 31, 2016)	Decrease by * * *
Year 12	Eleventh anniversary of the Rental Commencement Date (August 1, 2016)	Day prior to the twelfth anniversary of the Rental Commencement Date (July 31, 2017)	Decrease by * * *
Year 13	Twelfth anniversary of the Rental Commencement Date (August 1, 2017)	Day prior to the thirteenth anniversary of the Rental Commencement Date (July 31, 2018)	Increase by * * *
Year 14	Thirteenth anniversary of the Rental Commencement Date (August 1, 2018)	Day prior to the fourteenth anniversary of the Rental Commencement Date (July 31, 2019)	Increase by * * *
Year 15	Fourteenth anniversary of the Rental Commencement Date (August 1, 2019)	Expiration of the Lease Term (July 31, 2020)	Increase by * * *

     In the event that the LESSOR and the LESSEE agree to extend the Lease Term for another period of five (5) years, the LESSOR and the LESSEE shall endeavor to execute a contract of lease for the renewed term at least five (5) months prior to the termination of the Contract. Should the LESSOR and the LESSEE be unable to execute the renewal of the lease prior to the termination of the contract, then the lease shall expire on the last day of such period, and the LESSOR shall be entitled to exercise the rights granted under this Contract by reason of such expiry.

3. Date Of Delivery Of Leased Premises:

     In connection with Article 2.2 of the Contract of Lease, the LESSOR shall deliver to the LESSEE physical possession of the Leased Premises on or before April 15, 2005.

     The following additional terms and conditions shall govern the delivery of the Leased Premises:

     In the event that the LESSEE is unable to accept the Leased Premises upon the effectivity date of the lease term for any reason whatsoever, other than that the Leased Premises does not comply with the building specifications mutually agreed upon by the Parties, despite the LESSOR’s ability to deliver the Leased Premises to the LESSEE, the

*Confidential material redacted and filed separately with the Commission.

4

effectivity of the lease term and rental commencement date as specified in Annex B shall remain unchanged.

4. Commencement Of Rental Payment:

     The obligation of the LESSEE to pay rent shall commence on the Rental Commencement Date of August 1, 2005 for the Office Unit measuring 15,042.50 leaseable square meters and the Leased Parking Slots.

5. Rent:

     a) Office Unit

     From the Rental Commencement Date up to July 31, 2006, the LESSEE shall be liable to pay the LESSOR on a monthly basis, within the first five (5) working days of the calendar month to which the rent corresponds, a monthly rent equivalent to the following rates per square meter of leaseable area:

Monthly Rent Per
Location	Area	Leasable Square Meter
Ground Floor	1,157.00 square meters	PHP * * *
Third Floor	4,632.93 square meters	PHP * * *
Fourth Floor	4,632.93 square meters	PHP * * *
Fifth Floor	4,619.64 square meters	PHP * * *

     In consideration of its lease of the Office Unit, the LESSEE shall pay a total monthly rental of PHP * * * for the period from the Lease Commencement Date up to July 31, 2006.

     The rental rate for the succeeding four (4) years shall be increased at the following rates per annum over the then-prevailing monthly rental rate:

	Period Covered		Rate Increase
	From	To
Year 2	First anniversary of the Rental Commencement Date (or August 1, 2006)	Day prior to second anniversary of the Rental Commencement Date (or July 31, 2007)	* * *
Year 3	Second anniversary of the Rental Commencement Date (or August 1, 2007)	Day prior to third anniversary of the Rental Commencement Date (or July 31, 2008)	* * *
Year 4	Third anniversary of the Rental Commencement Date (or August 1, 2008)	Day prior to fourth anniversary of the Rental Commencement Date (or	* * *

*Confidential material redacted and filed separately with the Commission.

5

	Period Covered		Rate Increase
	From	To
July 31, 2009)
Year 5	Fourth anniversary of the Rental Commencement Date (or August 1, 2009)	Day prior to fifth anniversary of the Rental Commencement Date (or July 31, 2010)	* * *

     The monthly rent due for the year commencing on the fifth anniversary of the Rental Commencement Date up to the day prior to the sixth anniversary of the Rental Commencement Date shall be computed as follows: (i) in the event that the then prevailing monthly market rental rate (computed per square meter) of office units at the Makati Stock Exchange Building is higher than the then prevailing monthly rental rate (computed per square meter) of the Office Unit, the monthly rent at year 6 shall be equal to the lower of: (1) the then prevailing monthly market lease rate of office spaces at the Makati Stock Exchange Building; or (2) the amount which is equal to the then prevailing monthly lease rate for the Office Unit plus * * * thereof; or (ii) in the event that the then prevailing monthly market rental rate (computed per square meter) of office units at the Makati Stock Exchange Building is lower than the then prevailing monthly rental rate (computed per square meter) of the Office Unit, the monthly rent shall be the higher of: (1) the then prevailing monthly market lease rate of office spaces at the Makati Stock Exchange Building; or (2) the amount which is equal to the then prevailing lease rate for the Leased Premises less * * * thereof. For this purpose, not later than sixty (60) days prior to the fifth anniversary of the Rental Commencement Date, the Parties shall appoint a mutually acceptable independent property consultant to determine the prevailing market lease rate of office spaces at the Makati Stock Exchange Building.

     It is hereby agreed that for the first five (5) years of the Lease Term, rent shall be paid and liquidated by the LESSEE on a monthly basis within the first five (5) working days of the month to which such rent corresponds. Commencing on the sixth (6th) year of the Lease Term, rent shall be paid on a quarterly basis; the amount corresponding to the monthly rent for the first two (2) months of the calendar quarter shall be paid on or before the fifth (5th) working day of the calendar quarter to which such rent corresponds, and the amount corresponding to the monthly rent for the third (3rd) month of that particular quarter shall be paid on or before the fifth (5th) working day of the second month of that quarter.

     The monthly rental rate for the remainder of the Lease Term shall be increased at the following rates per annum over the then-prevailing monthly rental rate:

	Period Covered		Rate Increase
	From	To
Year 7	Sixth anniversary of the Rental Commencement Date (or August 1, 2011)	Day prior to the seventh anniversary of the Rental Commencement Date (or July 31, 2012)	* * *
Year 8	Seventh anniversary of the Rental Commencement Date (or August 1, 2012)	Day prior to the eight anniversary of the Rental Commencement Date (or July 31, 2013)	* * *

*Confidential material redacted and filed separately with the Commission.

6

	Period Covered		Rate Increase
	From	To
Year 9	Eighth anniversary of the Rental Commencement Date (or August 1, 2013)	Day prior to the ninth anniversary of the Rental Commencement Date (or July 31, 2014)	* * *
Year 10	Ninth anniversary of the Rental Commencement Date (or August 1, 2014)	Expiration of the Lease Term (or July 31, 2015)	* * *

     b) Parking Slots

     From the Rental Commencement Date up to July 31, 2006, the applicable monthly rent per slot shall be equivalent to PHP * * *, or an aggregate quarterly rental rate for the Parking Slots of PHP * * *. Thereafter, the rent per slot per month shall be subject to annual escalation at the rate of * * * per year on each anniversary of the Rental Commencement Date.

     It is hereby agreed that for the first five (5) years of the Lease Term, rent shall be paid and liquidated by the LESSEE on a monthly basis within the first five (5) working days of the month to which such rent corresponds. Commencing on the sixth (6th) year of the Lease Term, rent shall be paid on a quarterly basis; the amount corresponding to the monthly rent for the first two (2) months of the calendar quarter shall be paid on or before the fifth (5th) working day of the calendar quarter to which such rent corresponds, and the amount corresponding to the monthly rent for the third (3rd) month of that particular quarter shall be paid on or before the fifth (5th) working day of the second month of that quarter.

     Rents are due and payable without need of demand at the LESSOR’s office.

6. Construction Bond:

     Prior to the fit-out of the Leased Premises or any portion thereof, and upon the turnover of the Leased Premises or any portion thereof, the LESSEE shall post a construction bond which shall be in proportion to the amount of space actually turned over and based on the amount of PHP * * * for the entire Office Space. Upon complete turn over of the entire Office Space, the value of the construction bond provided by PEOPLESUPPORT’s Contractor should have been increased so as to amount to PHP * * * .

     Commencing on the second year of the Lease Term, within seven (7) days prior to any construction, fit-out or renovation within the Leased Premises or any portion thereof, the LESSEE shall cause its contractor to submit a cash construction bond equivalent to one (1) month’s rent in effect at the time construction is to be undertaken by the LESSEE.

7. Security Deposit:

     The security deposit due to the LESSOR under Article 4.5 of the Contract of Lease shall always be maintained at PHP * * * for the Office Unit and PHP * * * for the

*Confidential material redacted and filed separately with the Commission.

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Parking Slots. The security deposit shall remain fixed and shall not be subject to escalation for the duration of the Lease Term.

     The following additional terms and conditions shall govern the security deposit:

     The security deposit shall be paid in three (3) equal installments as follows:

1.	PHP * * * for the Office Unit and PHP * * * for the Parking Slots shall be paid upon turn-over of possession of the Office Unit but in no case earlier than April 15, 2005;

2.	PHP 6 * * * for the Office Unit and PHP * * * for the Parking Slots shall be paid on May 15, 2005; and

3.	PHP 6 * * * for the Office Unit and PHP * * * for the Parking Slots shall be paid on June 15, 2005.

     Payment of the security deposit shall be made either in cash or in check made payable in the name of Ayala Land, Inc. The receipt of a check in payment of the security deposit due hereunder shall not produce the effect of payment until the amount thereof is actually received.

8. Advance Rental:

     The advance rental to be due to the LESSOR under Article 4.6 of the Contract of Lease shall always be maintained at an amount equivalent to three (3) months’ rent, which is currently at PHP * * * for the Office Unit and PHP * * * for the Parking Slots.

     The following additional terms and conditions shall govern the advance rental:

     The advance rental shall be paid in three equal installments as follows:

1.	PHP * * * for the Office Unit and PHP * * * for the Parking Slots has been paid as of December, 2003;

2.	PHP * * * for the Office Unit and PHP * * * for the Parking Slots shall be paid upon the start of construction of the Building which shall be the date of groundbreaking; provided that the LESSOR shall notify the LESSEE in writing of the date of groundbreaking and the due date for payment of the second installment on the advance rental; and

3.	PHP * * * for the Office Unit and PHP * * * for the Parking Slots shall be paid in September 2004 or six (6) months from the start of construction, whichever is earlier; provided that the LESSOR shall notify the LESSEE in writing of the date on which the third installment on the advance rental shall be due.

*Confidential material redacted and filed separately with the Commission.

8

     The LESSOR agrees that the advance rental shall not be applied against any other obligations which remains due and unpaid, even though the security deposit may be insufficient to answer for the same. The advance rental shall be applied as rent for the last three (3) months of the Lease Term.

     All the abovementioned rentals in Sections 5 and 8 of this Annex are exclusive of the Value Added Tax (VAT), which, if applicable, shall be for the LESSEE’s account, to be paid together with the rents due on or before the date specified in the applicable statement of account.

9. Common Area Charges:

     Charges for Common Area expenses pursuant to Article 5.3 of the Contract of Lease shall be equivalent to the following monthly rates per square meter of the leaseable area occupied by the Office Unit, as shown below:

	Leased	Common Area	Absolute
Period	Area	Per Sqm./Mo.	Amount
August 1, 2005 to July 31, 2006	15,042.50 sqm.	PHP * * *	PHP * * *

Thereafter, subject to annual adjustments on
each anniversary of the Rental Commencement Date.

     The rate or the amount of Common Area charges shall be increased annually at the fixed rate of * * * per annum over the current monthly rate of the Common Area charges

10. Air-conditioning:

     Charges for providing air-conditioning as specified under Article 6.1 of the Contract of Lease shall be equivalent to the following monthly rates per square meter of the leaseable area occupied by the Office Unit, as shown below:

	Leased	Aircon Charges	Absolute
Period	Area	Per Sqm./Mo.	Amount
August 1, 2005 to July 31, 2006	15,042.50 sqm.	PHP * * *	PHP * * *

Thereafter, subject to annual adjustments on
each anniversary of the Rental Commencement Date.

     The following additional terms and conditions shall govern the Air-conditioning.

     It is agreed that the LESSOR shall provide the LESSEE with the option to shut off the air-conditioning per floor depending on the demands of the LESSEE; provided, that, the LESSEE shall give prior notice to the LESSOR of the need to shut off the air-conditioning system.

*Confidential material redacted and filed separately with the Commission.

9

     The Office Unit shall be supplied with air-conditioning 24 hours a day, seven (7) days a week with a maximum air-conditioning system capacity of 940 tons of refrigeration (“TR”); provided that, in compliance with the LESSEE’s requirements, the air-conditioning system shall be running at 79% capacity, which is equivalent to 743 TR, from 8 a.m. of any day to 6 p.m. of the same day.

11. Electricity:

     In addition to the liability for all charges for supplying electrical power to the Leased Premises as stipulated in Article 6.3 of the Contract of Lease, the LESSEE shall pay and discharge all charges for supplying electrical power to the restrooms located in the ground, third, fourth, and fifth floors at the same rates charged by Meralco to its concessionaires (as may be adjusted from time to time) based on the number of kilowatts consumed by these restrooms as evidenced by the sub-meter separately provided by the LESSEE for electric consumption within these restrooms. Billings for electric consumption shall be sent to the LESSEE on a monthly basis.

12. Generators:

     In relation to Article 6.5 of the Contract of Lease, the LESSEE shall pay and discharge all charges for supplying emergency power to the Leased Premises at a reasonable rate to be determined by the LESSOR based on two (2) units of 1870 KVA water cooled diesel engine generators; provided, that the LESSEE shall be liable for the charges for supplying emergency power to the Leased Premises except in instances when the need for the supply of emergency power arises due to occurrences within the control of the LESSOR. Such rate may be adjusted as and when the cost of diesel fuel increases. Billings and all supporting records of emergency power consumption shall be sent to the LESSEE on a monthly basis.

     The LESSOR warrants and covenants that the generators for supplying emergency power, as provided under the Contract of Lease, shall be maintained in good running condition at all times. To this end, the LESSOR shall contract with an independent and reputable company for the maintenance of the generators and shall bear the costs of such repairs and maintenance works. However, it is expressly understood that the LESSOR shall not under any circumstance be held liable for any breakdown, failure or non-performance of the generators except when such breakdown, failure or non-performance is attributable to the fault or negligence of the LESSOR, its employees, agents or guests.

     The LESSEE shall not permit, suffer or cause any act to be done whereby the maximum allowable electrical load or the maximum allowable voltage capacity of the Leased Premises shall be exceeded. In the event that there shall be an increase in the electrical load requirement of the LESSEE or there shall be a need for any increase in the electrical load provisions of the Leased Premises (and consequently there shall be a need to provide additional generators), the LESSEE shall obtain the prior written approval of the LESSOR and any such increase and provisions therefor shall be subject to negotiations between and mutual agreement of the Parties.

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13. Security Guard Services:

     The LESSOR shall cause security guard services to be provided for the Building on a 24- hour, seven day a week basis, as follows:

     The LESSOR shall cause to be provided * * *. The LESSOR shall cause to be assigned * * *.

     The LESSEE expressly acknowledges and agrees that the foregoing security guard services are sufficient and adequately meet its requirements.

14. Interest And Penalty Charges:

     The interest due from the LESSEE under Article 8 of the Contract of Lease shall be based on * * * per month until the principal amount shall be fully paid. Penalty due from the LESSEE under Article 8 of the Contract of Lease shall be based on * * * per month until the principal amount shall be fully paid.

15. Sub-Lease:

     In relation to Article 10.1 of the Contract of Lease, the LESSOR and the LESSEE have agreed that the LESSEE shall have the right to sub-lease all or any part of the Office Unit and the Parking Slots; provided that, prior to entering into any sub-lease arrangement, the LESSEE shall obtain the LESSOR’s prior written consent, which consent shall not be unreasonably withheld or delayed, for such sub-lessee and for the terms and conditions for such sub-lease; provided further that, the contract of sub-lease shall be subject to all the terms and conditions of the Contract of Lease and the LESSEE shall remain responsible for complying with and ensuring the sub-lessee’s compliance with the terms of the Contract of Lease. In no case shall the use or occupancy of the Office Unit and/or the Parking Slots or any area covered by the sub-lease contract be contrary to the use and occupancy of the Leased Premises as required by the Contract of Lease, nor shall any undertaking of any sub-lessee under a sub-lease contract impair or be detrimental to the exercise by the LESSOR of any of its rights under the Contract of Lease. The LESSOR reserves the right to determine the need to execute, and once such determination has been made, the LESSEE shall so ensure the execution of, a tripartite agreement among the LESSOR, the LESSEE and the sub-lessee under which the sub-lessee shall have direct rental obligations to the LESSOR. The LESSOR shall also determine the direct rental to be paid to the LESSOR by a sub-lessee and shall have the option to require that the rent due from the sub-lessee be based on the same rates applied to the LESSEE or be determined on the same basis specified hereunder. The LESSEE undertakes to inform its sub-lessees of all terms and conditions of the Contract of Lease, including the necessity of a tripartite agreement if so required by the LESSOR. All sub-lease contracts shall contain a reference to and shall not be inconsistent with the Contract of Lease. Moreover, the LESSEE shall stipulate in all of its sub-lease contracts the right of the

*Confidential material redacted and filed separately with the Commission.

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LESSOR to require the LESSEE to cancel the sub-lease and/or tripartite agreement without need of any court action in the event of breach of the terms and conditions of the sub-lease and Contract of Lease.

     The LESSEE shall have the right to sub-lease any portion of the Office Unit and the Parking Slots to any of its affiliate companies without need for obtaining the LESSOR’s written consent; provided that, prior written notice is given to the LESSOR of such sub-lease arrangement; provided further that, all other terms and conditions as provided in the immediately preceding paragraph shall apply to the sub-lease to the LESSEE’s affiliate company.

     In addition, the LESSEE shall have the right to allow the use, by any affiliate company of the LESSEE, of the Office Unit and the Parking Slots without need for the Parties to enter into a sub-lease arrangement; provided that, prior written notice is given to the LESSOR of such intent to allow use by the LESSEE’s affiliate company; provided, further, that all the other terms and conditions as provided in the first paragraph of this Section shall apply to the use of the Leased Premises by the LESSEE’s affiliate company.

     For this purpose, “affiliate” means any corporation, partnership or other form of association which is (i) owned or Controlled, directly or indirectly, by the LESSEE, or (ii) directly or indirectly Controlling the LESSEE, or (iii) Controlled by or under Common Control, directly or indirectly, with the LESSEE. In turn, “Control” (including with correlative meanings, the terms “Controlling”, “Controlled by” and “under Common Control”) means the power to direct or cause the direction of the management and policies of any corporation, partnership or other form of association, whether through the ownership of voting stock or by contract or otherwise.

16. Naming Rights to the Building:

     In addition to the provision stipulated in Article 10.4 of the Contract of Lease, the LESSOR has agreed to grant the LESSEE the naming rights to the Building; provided that, the LESSEE shall inform the LESSOR in writing of the name chosen for the Building at least thirty (30) days prior to the use thereof by the LESSEE; provided, further, that the naming rights shall revert to the LESSOR: (1) upon the expiration of this Contract of Lease; or (2) in the event that the LESSEE pre-terminates the lease for more than half of the Office Unit, resulting in the LESSEE leasing less than 7,882.04 square meters of office space. However, notwithstanding the loss of naming rights, the LESSEE shall be entitled to put up signs that identify its offices in the Building, subject to compliance with the restrictions in: (1) the Consolidated and Revised Deed Restrictions for Ayala North, Ayala South, Ayala Triangle, Roxas Triangle, Salcedo Village, Legazpi Village, Buendia Extension, Apartment Ridge (Ayala Avenue) and Apartment Ridge Extension (Makati Avenue), as may be amended from time to time; (2) Makati City Zoning Ordinance No. 2000-078, as may be amended from time to time; (3) Makati City Comprehensive Land Use Plan, as may be amended from time to time; (4) the National Building Code of the Philippines, as the same may be amended from time to time; and (5) the provisions of this Contract of Lease.

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17. Use of Office Unit:

     In connection with Article 10.9 of the Contract of Lease, the LESSEE may allow its employees to remain in the Leased Premises overnight or from 6:00 p.m. to 8:00 a.m. of the following day; provided that it is necessary for the business operations of the LESSEE for such employees to remain in the Leased Premises for said period of time.

     The LESSEE shall be allowed to carve out a portion of the Leased Premises for use as an employee lounge and rest area for use by the LESSEE’s employees as a transitory rest and sleeping area, subject to the concurrence of all of the following conditions:

(a)	the employee lounge and rest area shall not exceed 40 square meters in area;

(b)	only employees of the LESSEE shall be allowed to enter into, use or occupy the employee lounge and rest area; and

(c)	the employee lounge and rest area shall not be rented out, nor shall the LESSEE receive any compensation or consideration for the use of the employee lounge and rest area.

     In no event shall the employee lounge and rest area be used as a residence or domestic quarters by the LESSEE, its employees, agents, representatives, clients and guests.

     Food and beverages shall not be served in the Leased Premises, other than in the pantry to be provided by the LESSEE in the Leased Premises. Should the LESSEE serve food and beverages in the Leased Premises, other than in the pantry, the LESSEE shall be required to provide, at its own cost, additional pest control services for the Leased Premises.

18. Use of Parking Slots:

     The use by the LESSEE and its employees of the Leased Premises shall be subject to the following terms and conditions:

     (a) Unless otherwise restricted and advised for security, maintenance or other reasons, the LESSEE and its employees shall be allowed entry into and exit from the parking facilities, and use of the Leased Parking Premises for 24 hours each day for seven days in a week.

     (b) Only the vehicle identified by the LESSEE in a list to be submitted to the LESSOR as the vehicle authorized to park in a designated parking slot shall be allowed to park in said designated parking slot at any given time. Under no circumstances shall trucks, lorries, delivery vans, trailers, or any other heavy-type vehicles be parked in the Leased Premises.

     (c) While the administration of the Building includes the provision of the services of security guards for the Building including its parking facilities, it is understood that the duties and responsibilities of security guards is confined only to regulate the flow of traffic within the Building and its parking facilities. Accordingly, the LESSEE agrees to be primarily responsible for loss or damage to the vehicles (including the contents thereof) parked in the Leased Premises. The LESSOR shall not be liable in any circumstance for any

13

loss or damage to any of the vehicles, its/their accessories, parts or articles therein unless such loss, damage or injury shall be established to have been due to or caused by the LESSOR. In addition, the LESSOR shall not be liable for any loss or injury suffered by third persons as a result of or in connection with the use or occupancy by the LESSEE or its employees of the Leased Premises and the parking facilities of the Building.

     (d) The LESSEE shall be liable for any damage caused to the Building, the facilities thereof including its parking facilities, and to the vehicles parked therein and for any injury to the Building personnel and to third parties due to the fault, carelessness or negligence of the LESSEE, its employees, agents or other persons acting under the LESSEE’s instructions or on the LESSEE’s behalf.

     (e) The LESSOR reserves the right, for security, maintenance or other reasons, to temporarily prevent the vehicles of the LESSEE or its employees from entering or leaving the parking facilities in the Building or to temporarily designate, for any given period of time, other parking slots in the parking facilities of the Building, for the use of the LESSEE or its employees.

     (f) The LESSEE shall not assign or transfer its rights under this Contract to another party without the prior written consent of the LESSOR.

19. Maintenance of Leased Premises:

     The following additional terms and conditions shall govern the maintenance of the Leased Premises:

     The LESSOR shall maintain the Common Areas and the exterior surfaces of the Building at its own cost.

     The LESSEE shall be responsible for and shall undertake at its own cost ordinary or minor repairs on the Leased Premises and those due to, necessitated by or arising from the fault or negligence of the LESSEE, its employees, clients, agents and guests. On the other hand, the LESSOR shall be responsible for major or extraordinary repairs on the Leased Premises, unless such repairs are due to, necessitated by or arise from the fault or negligence of the LESSEE, its employees, clients, agents and guests.

     For purposes of determining whether a repair is ordinary/minor or extraordinary/major as required in this Section, minor or ordinary repairs shall mean those occasioned by the normal or ordinary use of the Leased Premises (normal wear and tear), are indispensable for its preservation, and the cost of which shall not exceed * * * Pesos (PHP * * *) for any single repair or incident. On the other hand, major or extraordinary repairs shall mean those which are occasioned by causes other than the normal or ordinary use of the Leased Premises (including but not limited to acts constituting Force Majeure), those due to inherent structural defects in the Building or the Leased Premises, and those the cost of which exceed * * * Pesos (PHP * * *) for any single repair or incident.

*Confidential material redacted and filed separately with the Commission.

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20. Other Conditions:

     (a) The LESSOR is hereby authorized to conduct a credit investigation of the LESSEE at anytime during the term of the Contract of Lease.

     (b) For the duration of the Lease Term, and while the LESSEE is leasing the Office Space on the ground floor of the Building, the LESSEE shall be allowed to use the ground floor lobby (with an area of approximately 254.92 square meters) and the storage space at the second floor of the Building (with an area of approximately 168.91 square meters); provided, that, in the event of pre-termination by the LESSEE of its lease of the Office Unit on the ground floor of the Building, the LESSEE shall no longer be allowed to utilize the ground floor lobby and the storage space. No additional rent shall be charged for the use of such space.

     (c) The LESSEE shall be responsible for the maintenance and cleaning of all the restrooms located in the ground, third, fourth, and fifth floors of the Building, which are exclusively dedicated to the use of the LESSEE, its employees, representatives, agents and guests. For this purpose, the LESSEE shall require the regular cleaning thereof at least four (4) times for every regular eight (8) hour shifts, and shall maintain the finish of the walls, normal wear and tear excepted.

21. Additional Warranties of the Lessee:

     In addition to its warranties under Article 11.2 of the Contract of Lease, the LESSEE represents, warrants and covenants in favor of the LESSOR that:

     (a) The LESSEE is registered with the Philippine Economic Zone Authority as an information technology enterprise; and

     (b) The LESSEE is exempt from payment of the VAT.

22. Option to Rescind

     In connection with Article 13.2 of the Contract of Lease, the LESSOR agrees that in the event either party exercises its right to rescind the Contract of Lease due to Force Majeure, the LESSOR shall return all deposits and unused rentals to the LESSEE within a reasonable period, without interest; provided, that the security deposit shall be returned less whatever amounts the LESSEE may owe the LESSOR or which the LESSOR may apply against the security deposit.

23. Pre-Termination:

     (a) In no event shall the LESSEE pre-terminate the lease for the period from the Rental Commencement Date up to the day prior to the third anniversary of the Rental Commencement Date.

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     (b) Commencing on the third anniversary of the Rental Commencement Date, the LESSEE may pre-terminate the lease subject to the occurrence of all of the following conditions:

          1. The LESSEE shall provide the LESSOR a written notice of pre-termination at least nine (9) months prior to the effective date of termination;

          2. The LESSEE shall be liable for a penalty in an amount equivalent to three (3) months’ rent based on the prevailing rate;

          3. Prior to the pre-termination of the lease, the LESSEE shall have vacated all of the other spaces leased by the LESSEE in Metro Manila; and

          4. The LESSEE shall not enter into any new leases in Metro Manila within a period of one (1) year after the effective date of pre-termination of the lease; provided that, the LESSEE may only enter into a new lease in Metro Manila within the said period in the event that there is no available office space for lease in the Building.

     (c) Commencing on the fifth (5th) anniversary of the Rental Commencement Date, the LESSEE may pre-terminate the lease subject to the occurrence of all of the following conditions:

          1. The LESSEE shall provide the LESSOR with a written notice of pre-termination at least six (6) months prior to the effective date of termination; and

          2. The LESSEE shall be liable for a penalty in an amount equivalent * * * based on the prevailing rate.

     In the event of pre-termination by the LESSEE under sections (b) and (c) of this Article, the LESSOR shall be entitled to apply the penalty for which the LESSEE shall be liable by reason of such pre-termination against the amount of the security deposit specified under Article 4.5 of the Contract of Lease. Should the amount of the security deposit be insufficient to cover such penalty, then, the LESSOR shall be entitled to immediately receive from the LESSEE the amount of any deficiency.

     (d) In the event that the Parties agree to an extension of the lease term, the LESSEE may pre-terminate the lease at any time during the extended Lease Term by providing the LESSOR a written notice of pre-termination at least six (6) months prior to the effective date of termination of the Contract of Lease.

     The LESSOR shall likewise have the right to pre-terminate the lease commencing on the tenth (10th) anniversary of the Rental Commencement Date by providing the LESSEE written notice of pre-termination at least twenty four (24) months prior to the effective date of termination; provided, that the LESSOR shall only be allowed to pre-terminate the lease on the following grounds: (1) the LESSOR shall decide to demolish the Building (or any portion thereof) and establish a new structure on the site on which the Building stands (the “Site”), or (2) the LESSOR shall decide to sell the Site; provided further that, in the event that the

*Confidential material redacted and filed separately with the Commission.

16

LESSOR shall have obtained a firm offer to buy the Site from a third party, the LESSEE shall be given the right of first refusal on the same.

     In the event that the LESSOR shall decide to sell the Site, and shall have obtained a firm offer to buy the Site from a third party, the LESSOR shall first offer the Site to the LESSEE, by serving on the LESSEE a written offer, specifying the price, terms and conditions of the offer, which price, terms and conditions must be based on a bona fide firm written offer to purchase from any third party. The LESSEE shall have a period of thirty (30) days from receipt of a copy of the offer within which to irrevocably accept in writing the offer. If the LESSEE does not accept the offer within the same thirty-day period, the LESSOR shall be free to sell the Site to any third party; provided, that, the sale of the Site in favor of such third party purchaser shall be on terms and conditions no more favorable than those offered to the LESSEE.

     In the event that the LESSOR is not able to sell the Site before the effective date of termination of the Contract of Lease, the Parties shall discuss and negotiate on the possibility of extending the lease further on a year-to-year basis, subject to the same terms and conditions as the Contract of Lease.

     (e) In the event of pre-termination by the LESSEE of the lease over the Office Unit or a portion thereof, the LESSOR shall be free to lease the Office Unit or any portion thereof the lease of which has been vacated by the LESSEE to any prospective tenant, provided however, * * * . It is understood by the Parties that the list in Annex C may be updated or amended by the LESSEE from time to time, by providing prior written notice to the LESSOR of any such update or amendment.

     In the event of pre-termination by the LESSEE of the Contract of Lease over the entire Office Unit, the LESSOR shall be free to lease the Office Unit or any portion thereof to any prospective tenant, without any prohibition.

24. Reduction in the Area of the Leased Premises:

     Notwithstanding the provision on pre-termination in Section 23 above, commencing on the third anniversary of the Lease Commencement Date, in the event of a downturn in the business operations of the LESSEE, it shall be entitled to partially reduce the area of the Leased Premises by floors subject to the same conditions as specified in Section 23(b), governing the pre-termination of the lease commencing from the third anniversary of the Contract of Lease.

25. Inspection in Cases of Pre-Termination:

     In the event of pre-termination of the lease (or reduction in the area of the Leased Premises), and immediately after the LESSOR’s receipt of the notice of pre-termination (or of reduction in area), the LESSEE shall allow, during business hours and upon prior written

*Confidential material redacted and filed separately with the Commission.

17

     notice, the LESSOR’s authorized representatives and prospective tenants to inspect the Leased Premises. During such period, the LESSOR may exhibit, where it shall think fit, a notice offering the Leased Premises for lease, which the LESSEE shall not conceal in any way.

26. Partial Destruction of the Leased Premises:

     In the event of a partial destruction of the Leased Premises, as mutually determined and agreed upon by the LESSOR and the LESSEE, the LESSEE may choose between a proportional reduction of the rent and the termination of the Contract of Lease.

27. Lessor’s Additional Undertakings

     The LESSOR agrees that within a period of five (5) years from the Rental Commencement Date, it shall not construct any building or structure on Lot 2-A-2-B-2 located at the corner of Ayala Avenue and Amorsolo Street, which would have the effect of obstructing the view of the Building. Lot 2-A-2-B-2 is the lot adjacent to the Site on which the Building stands, has an area of 1,732 square meters, and is shown in the map attached hereto as Annex D.

     The LESSOR further agrees that it shall not exercise any of its exclusive rights under Article 3.4 of the Contract of Lease in such a way as to impair the use of the Leased Premises as an office.

28. Lessor’s Right to Assign the Lease:

     The LESSOR shall have the right to assign or transfer its rights under this Contract to a third party without need for obtaining the LESSEE’s written consent; provided, that, prior to any such assignment or transfer, the LESSOR shall provide the LESSEE with prior written notice of such assignment or transfer; provided, further that, the assignee shall respect the LESSEE’s rights under this Contract of Lease.

29. Limitation of Liability of the Lessee:

     The liability of the LESSEE for all damages, claims, actions, demands, and proceedings as contemplated in Article 12.2 of the Contract of Lease shall not exceed US Dollars: * * * in the aggregate.

In case of conflict between Annex B and the lease contract, the provisions of this Annex B shall prevail.

Ali legal/CBG/CBG-People Support-lease contract-Annex B-13jan05-final

*Confidential material redacted and filed separately with the Commission.

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[Letterhead of Ayala Land, Inc.]

14 January 2005

PEOPLESUPPORT (PHILIPPINES), INC.
12th to 14th Floors, Philamlife Tower
8767 Paseo de Roxas, Makati City

Re: Lease Contract with Ayala Land, Inc. for the PeopleSupport Center

Gentlemen:

We refer to the Contract of Lease dated 14 January 2005 between Ayala Land, Inc. as LESSOR and PeopleSupport (Philippines), Inc. as LESSEE entered as Doc. No. 7g, in Page 17, Book xxii, Series of 2005 in the notarial register of Makati City Notary Public Rodolfo David Navarro (the “Contract”). Terms defined herein shall have the same meanings ascribed to them in the Contract.

This confirms our agreement that the LESSEE’s right to sub-lease the Leased Premises as provided in Article 10.1 of the Contract and Section 15 of Annex B thereof, shall be further subject to the following conditions as provided in this letter. Furthermore, the Parties agree that the first paragraph of Section 15 shall be identified as Sub-section (a) thereof, and that the second paragraph onwards of Section 15 of Annex B shall be amended as follows:

          (b) The LESSEE shall have the right to sub-lease any portion of the Office Unit and the Parking Slots to a Permitted Sub-Lessee without need for obtaining the LESSOR’s written consent; provided that, prior written notice is given to the LESSOR of such sub-lease arrangement; provided further that, all other terms and conditions as provided in Sub-section (a) hereof shall apply to the sub-lease to the Permitted Sub-Lessee.

          In addition, the LESSEE shall have the right to allow the use, by a Permitted Sub-Lessee, of the Office Unit and the Parking Slots without need for the Parties to enter into a sub-lease arrangement; provided that, prior written notice is given to the LESSOR of such intent to allow use by the Permitted Sub-Lessee; provided, further, that all the other terms and conditions as provided in the paragraph (a) of this Section shall apply to the use of the Leased Premises by the Permitted Sub-Lessee.

          For this purpose, “Permitted Sub-Lessee” shall mean an Affiliate of the LESSEE which is not, or which does not fall under any of the following categories:

          (i) an adverse party in any action or proceeding of whatever nature, whether civil, criminal, administrative or judicial, and whether actually filed or threatened, by or against the LESSOR or any of its Affiliates; or

          (ii) engaged in any business which is in competition with the business in the Philippines of the LESSOR or any of its Affiliates; or

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          (iii) hostile or antagonistic to the LESSOR or any of its Affiliates, in any manner similar to the foregoing.

          For the purposes of this definition, it is understood that the following businesses are deemed to be businesses which are in competition with the business of the LESSOR or any of its Affiliates: (i) real estate, including but not limited to the development and marketing of any and all types of real estate products, whether resulting from horizontal land development or vertical development; the development, operation and management of retail commercial centers; real estate brokerage; property management; theater operation and management; food court operation and management; leisure development; hotel operations, serviced apartment operations, property development, family entertainment center operations or management; entertainment facilities management; and wholesale consumer products distribution; (ii) general construction, including but not limited to pre-fabricated house manufacturing; (iii) infrastructure development, including but not limited to transportation development and rail transport and development; (iv) banking, including but not limited to the operation of a financing company, investment house or securities brokerage firm; and (v) telecommunications.

          In turn, “Affiliate” means any corporation, partnership or other form of association (i) which is owned or Controlled, directly or indirectly, by the LESSEE, or (ii) directly or indirectly Controlling the LESSEE, or (iii) Controlled by or under Common Control, directly or indirectly, with the LESSEE. As used in this definition, “Control” (including with correlative meanings, the terms “Controlling”, “Controlled by” and “under Common Control”) means the power to direct or cause the direction of the management and policies of any corporation, partnership or other form of association, whether through the ownership of voting stock or by contract or otherwise.

          The LESSOR is hereby authorized to conduct a credit investigation of the Permitted Sub-Lessee at any time. In the event that the result of the credit investigation is unfavorable, then the LESSOR shall inform the LESSEE. In the event that the negative findings show that the Permitted Sub-Lessee is not financially capacitated, the LESSOR shall notify the LESSEE, and provided that the LESSEE shall guarantee and shall remain responsible for complying with and ensuring the Permitted Sub-Lessee’s compliance with the terms of the Contract of Lease and of the contract of sub-lease, the sub-lease shall continue to be valid.

          For the avoidance of doubt, the “negative findings in the credit investigation” shall refer to the LESSOR’s reasonable determination that the subject of such investigation is not financially capacitated, has an unacceptable reputation, or has been indicted or prosecuted for fraud or any other crime.

          (c) For the avoidance of doubt, in the event that the Affiliate of the LESSEE is engaged in any business which is in competition with the business in the Philippines of the LESSOR or any of its Affiliates, the LESSEE may seek the LESSOR’s prior written consent to sub-lease the Leased Premises to the Affiliate, which consent shall not be unreasonably withheld, denied or delayed. However, if the Affiliate is deemed to be hostile or antagonistic to the LESSOR, or has been indicted or prosecuted for fraud or any other crime, the LESSEE would be informed of such situation, and shall be given an opportunity to remedy such situation.

For the avoidance of doubt, the parties agree that these shall be additional requirements for a person or entity to qualify as a sub-lessee not requiring LESSOR’s consent, aside from the requirements set forth in Section 15 of Annex B.

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Except as provided above, all the other terms and conditions of our Contract shall continue to be in full force and effect.

Should the foregoing accurately represent the agreement of the parties, kindly indicate your conformity on the space provided below and return to us the copy marked “Back to Ayala” not later than 17 January 2005.

Very truly yours,

/s/ MA. Victoria E. Anonuevo	/s/ MA. Carmela K. Ignacio
MA. VICTORIA E. AÑONUEVO	MA. CARMELA K. IGNACIO
Attorney-in-Fact	Attorney-in-Fact

CONFORME:

/s/ Ranierio M. Borja

RAINERIO M. BORJA

CBG/CBG-Peoplesupport-Lease-side letter -final